   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 1994
                                                Registration No.  33-55309
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                         ___________________________
                               AMENDMENT NO. 1
                                    TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                         ___________________________

     PACIFICORP DELAWARE, L.P.                     PACIFICORP
    (EXACT NAME OF REGISTRANT               (EXACT NAME OF REGISTRANT
     AS SPECIFIED IN CHARTER)                AS SPECIFIED IN CHARTER)

             DELAWARE                                OREGON
  (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
  INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)

            93-1151704                             93-0246090
(I.R.S. EMPLOYER IDENTIFICATION NO.)  (I.R.S. EMPLOYER IDENTIFICATION NO.)

        RICHARD T. O'BRIEN                     RICHARD T. O'BRIEN
          VICE PRESIDENT                         VICE PRESIDENT
            PACIFICORP                             PACIFICORP
   700 NE MULTNOMAH, SUITE 1600           700 NE MULTNOMAH, SUITE 1600
      PORTLAND, OREGON 97232                 PORTLAND, OREGON 97232
           503-731-2000                           503-731-2000
   (ADDRESS, INCLUDING ZIP CODE,          (ADDRESS, INCLUDING ZIP CODE,
  AND TELEPHONE NUMBER, INCLUDING        AND TELEPHONE NUMBER, INCLUDING
    AREA CODE, OF REGISTRANT'S             AREA CODE, OF REGISTRANT'S
    PRINCIPAL EXECUTIVE OFFICES            PRINCIPAL EXECUTIVE OFFICES
      AND AGENT FOR SERVICE)                 AND AGENT FOR SERVICE)
                         ___________________________

     It is respectfully requested that the Commission send copies of all notices, orders and communications to:

         STOEL RIVES BOLEY                  WINTHROP, STIMSON, PUTNAM
           JONES & GREY                             & ROBERTS
    700 NE MULTNOMAH, SUITE 950              ONE BATTERY PARK PLAZA
    PORTLAND, OREGON 97232-4109           NEW YORK, NEW YORK 10004-1490
  ATTENTION OF JOHN M. SCHWEITZER      ATTENTION OF C. PAYSON COLEMAN, JR.
          (503) 872-4821                         (212) 858-1426
                         ___________________________

      APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
                         ___________________________

                       CALCULATION OF REGISTRATION FEE
===========================================================================
                                                     Proposed             Proposed
    Title of each                   Amount           Maximum              Maximum            Amount of
  Class of Securities               to be        Offering Price          Aggregate          Registration
  Being Registered              Registered(1)   Per Unit(1)(2)(3)   Offering Price(1)(2)(3)     Fee(4)
_________________________________________________________________________________________________________________

PacifiCorp Delaware,
  L.P. Preferred Securities . .
_________________________________________________________________________________________________________________

PacifiCorp Junior
  Subordinated Debentures . . .
_________________________________________________________________________________________________________________

PacifiCorp Guarantee with respect to
  PacifiCorp Delaware, L.P. Preferred
  Securities(5) . . . . . . . .
_________________________________________________________________________________________________________________

     Total  . . . . . . . . . .    $150,000,000        100%             $150,000,000           $51,723
=================================================================================================================

(1) There are being registered hereunder Preferred Securities of PacifiCorp Delaware, L.P., and Junior Subordinated Debentures of PacifiCorp (which may be distributed to holders of such Preferred Securities upon a dissolution of PacifiCorp Delaware, L.P., for which no separate consideration will be received, or separately issued to the public or institutional investors) with an aggregate initial offering price not to exceed $150,000,000. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price for each class of securities being registered hereunder have been omitted in accordance with General Instruction II.D. of Form S-3.
(2)   Estimated solely for the purpose of determining the registration fee.
(3)   Exclusive of accrued interest and dividends, if any.
(4) The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(5) There is also being registered hereunder a Guarantee of PacifiCorp in connection with the issuance of Preferred Securities of PacifiCorp Delaware, L.P., for which no separate consideration will be received.

                         ___________________________

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===========================================================================

                               EXPLANATORY NOTE

      This Registration Statement contains three forms of Prospectus Supplement to the Prospectus included herein: the first form is to be used in connection with an offering by PacifiCorp of Junior Subordinated Debentures, the second form is to be used in connection with an offering by PacifiCorp Delaware, L.P. of fixed rate Cumulative Monthly Income Preferred Securities, and the third form is to be used in connection with an offering by PacifiCorp Delaware, L.P. of adjustable rate Cumulative Monthly Income Preferred Securities.

         SUBJECT TO COMPLETION, DATED OCTOBER __, 1994
  PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED           , 1994

                          $__________
                          PACIFICORP
   ___% DEFERRABLE INTEREST JUNIOR SUBORDINATED DEBENTURES,
                      SERIES A, DUE 2034
                     ____________________

     Interest on the      % Deferrable Interest Junior
Subordinated Debentures, Series A, Due 2034 (the "Series A Junior Subordinated Debentures") is payable monthly in arrears on the last day of each calendar month of each year, commencing
              , 1994.  The Series A Junior Subordinated
Debentures will be redeemable at the option of PacifiCorp
("PacifiCorp"), in whole or in part, on or after              ,
1999 at the redemption prices set forth herein. The Series A Junior Subordinated Debentures will be issued only in registered form in denominations of $__________ and integral multiples thereof. See "Description of the Series A Junior Subordinated Debentures."

     The obligations of PacifiCorp under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of PacifiCorp. At June 30, 1994, Senior Indebtedness of PacifiCorp aggregated approximately
$3.7 billion. Senior Indebtedness includes only indebtedness of PacifiCorp on an unconsolidated basis.

                     ____________________

     SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A JUNIOR SUBORDINATED DEBENTURES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF INTEREST ON THE SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
     Application will be made to list the Series A Junior Subordinated Debentures on the New York Stock Exchange.
Listing will be made subject to meeting the requirements of such Exchange, including those relating to distribution.
                     ____________________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
   WHICH IT RELATES.  ANY REPRESENTATION TO THE CONTRARY IS
                      A CRIMINAL OFFENSE.
                     ____________________

                                     Initial Public     Underwriting      Proceeds to
                                    Offering Price(1)   Commission(2)   PacifiCorp(1)(3)
                                    -----------------   -------------   ----------------
Per Series A Junior Subordinated
  Debenture . . . . . . . . . . .             %                 %                %
Total . . . . . . . . . . . . . .    $                  $               $
__________

(1)  Plus accrued interest, if any, from                , 1994.
(2)  PacifiCorp has agreed to indemnify the several
     Underwriters against certain liabilities, including
     liabilities under the Securities Act of 1933, as amended.
(3)  Before deducting estimated expenses of $           payable
     by PacifiCorp.

                     ____________________

     The Series A Junior Subordinated Debentures are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Junior Subordinated Debentures will be
ready for delivery in New York, New York, on or about        ,
1994
                     ____________________

GOLDMAN, SACHS & CO.                          SMITH BARNEY INC.
                     ____________________

  THE DATE OF THIS PROSPECTUS SUPPLEMENT IS           , 1994.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                          PACIFICORP

     PacifiCorp is an electric utility that conducts a retail electric utility business through two divisions, Pacific Power & Light Company ("Pacific Power") and Utah Power & Light Company ("Utah Power"), and engages in power production and sales on a wholesale basis under the name PacifiCorp. PacifiCorp is the indirect owner, through PacifiCorp Holdings, Inc. (a wholly-owned subsidiary), of 87% of Pacific Telecom, Inc. ("Pacific Telecom") and 100% of PacifiCorp Financial Services, Inc. ("PFS").

     Pacific Power and Utah Power furnish electric service in portions of seven western states: California, Idaho, Montana, Oregon, Utah, Washington and Wyoming. Pacific Telecom, through its subsidiaries, provides local telephone service and access to the long distance network in Alaska, seven other western states and three midwestern states, provides intrastate and interstate long distance communication services in Alaska, provides cellular mobile telephone services, and is engaged in sales of capacity in and operation of a submarine fiber optic cable between the United States and Japan. PFS plans to sell substantial portions of its loan, leasing and real estate investments over the next several years.

     The principal executive offices of PacifiCorp are located at 700 NE Multnomah, Suite 1600, Portland, Oregon 97232; the telephone number is (503) 731-2000.


                   INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Junior Subordinated Debentures should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

     SUBORDINATION OF SERIES A JUNIOR SUBORDINATED DEBENTURES. The obligations of PacifiCorp under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of PacifiCorp. At June 30, 1994, Senior Indebtedness of PacifiCorp aggregated approximately $3.7 billion. There are no terms in the Series A Junior Subordinated Debentures that limit PacifiCorp's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD. PacifiCorp has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Series A
Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly interest payments on the Series A Junior Subordinated Debentures would be deferred (but would continue to accrue with interest thereon) during any such extended interest payment period. In the event that PacifiCorp exercises this right, PacifiCorp may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, PacifiCorp may further extend the interest payment period, provided that any such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, PacifiCorp may select a new extension period, subject to the above requirements. PacifiCorp believes that the extension of an interest payment period on the Series A Junior Subordinated Debentures is unlikely. See "Description of the Series A Junior Subordinated Debentures--Option to Extend Interest Payment Period."

     Should an extended interest payment period occur, holders of the Series A Junior Subordinated Debentures will continue to accrue income for United States federal income tax purposes, even though interest is not being paid on a current basis. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from PacifiCorp related to such income if such a holder disposes of his or her Series A Junior Subordinated Debentures prior to the record date for payment of interest. See "United States Taxation--United States Holders."

                SELECTED FINANCIAL INFORMATION
    (Dollar amounts in millions, except per share amounts)

     The following selected financial information for each of the three years in the period ended December 31, 1993 and six months ended June 30, 1993 and 1994, has been derived from the consolidated financial statements of PacifiCorp for the respective periods. The consolidated financial statements for the three-year period ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent auditors, and the reports of Deloitte & Touche LLP are incorporated in the accompanying Prospectus by reference. This selected financial information should be read in conjunction with the financial statements and related notes thereto included in the Incorporated Documents (as defined in the accompanying Prospectus).

                                      Twelve Months Ended          Six Months
                                          December 31,            Ended June 30,
                                      --------------------        --------------
                                      1991    1992    1993        1993      1994
                                      ----    ----    ----        ----      ----
Income Statement Data:
  Revenues                           $3,168  $3,242  $3,412      $1,668    $1,701
  Income from Operations (1)            941     633     916         445       453
  Income from Continuing Operations     447     150     423         204       210
  Discontinued Operations (2)            60    (491)     52          --        --
  Cumulative Effect on Prior Years of
    a Change in Accounting for
    Income Taxes                         --      --       4           4        --
  Net Income (Loss)                     507    (341)    479         208       210
  Preferred Stock Dividend
    Requirements                         26      37      39          19        20
  Earnings (Loss) on Common Stock       481    (378)    440         189       190
  Earnings (Loss) per Common Share:
    Continuing Operations              1.63     .42    1.40         .68       .67
    Discontinued Operations             .23   (1.84)    .19          --        --
    Cumulative Effect on Prior Years
      of a Change in Accounting for
      Income Taxes                       --      --     .01         .01        --

                                                        June 30, 1994
                                            ---------------------------------------
                                                  Actual           As Adjusted(3)
                                            -----------------    ------------------
                                            Amount         %     Amount          %
                                            ------        ---    ------         ---
Capital Structure:
  Long-Term Debt and Capital Lease
    Obligations                             $3,814        49%    $                 %
  Preferred Stock                              367         5        367           5
  Preferred Stock Subject to Mandatory
    Redemption                                 219         3        219           3
  Common Equity                              3,345        43      3,345          43
                                             -----       ---      -----         ---
    Total                                   $7,745       100%    $              100%
                                             =====       ===      =====         ===
Short-Term Debt                             $  528
Long-term Debt and Capital Lease
  Obligations Currently Maturing            $  164               $  164
____________________

(1) Income before income taxes, interest, other nonoperating items, discontinued operations and cumulative effect of a change in an accounting principle.
(2) Discontinued operations represents PacifiCorp's interests in NERCO, Inc. and an international communications subsidiary of Pacific Telecom.
(3) Adjusted to give effect to the issuance and sale of the Series A Junior Subordinated Debentures and the application of net proceeds thereof to retire short-term debt.
    See "Use of Proceeds."


                        USE OF PROCEEDS

     The proceeds from the sale of the Series A Junior
Subordinated Debentures will be used by PacifiCorp to repay short-term borrowings and for the other corporate purposes.

  DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     The following description of the Series A Junior Subordinated Debentures supplements and should be read in conjunction with the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures." The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying
Prospectus and the Indenture, dated as of       , 1994, between
PacifiCorp and The Bank of New York, as Trustee, as supplemented by a First Supplemental Indenture, dated as of
   , 1994 (such Indenture, as so supplemented, is hereinafter referred to as the "Indenture").

GENERAL

     The Series A Junior Subordinated Debentures will be issued as a series of unsecured Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to $ million.

     The entire principal amount of the Series A Junior
Subordinated Debentures will become due and payable, together
with any accrued and unpaid interest thereon, on           ,
2034.

     The Series A Junior Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security (as defined below). See "--Book-Entry and Settlement." In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to The Depository Trust Company (the "Depository" or "DTC"), as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registerable and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that payment of interest may be made at the option of PacifiCorp by check mailed to the address of the persons entitled thereto.

OPTIONAL REDEMPTION

     PacifiCorp shall have the right to redeem the Series A Junior Subordinated Debentures, in whole or in part, from time
to time, on or after         , 1999, upon not less than 30 nor
more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date.

INTEREST

     Each Series A Junior Subordinated Debenture will bear
interest at the rate of    % per annum from the original date
of issuance, payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date"),
commencing          , 1994, to the person in whose name such
Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, PacifiCorp shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     PacifiCorp shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period PacifiCorp shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, PacifiCorp shall not declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, PacifiCorp may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, PacifiCorp may select a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable.
PacifiCorp shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of
(i) the Interest Payment Date or (ii) the date PacifiCorp is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Junior Subordinated Debentures, of the record or payment date of such related interest payment but in any event not less than two Business Days prior to such record date.

EVENTS OF DEFAULT

     In the case any Event of Default (as defined in the Indenture) shall occur and be continuing, PacifiCorp Delaware will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

     The Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC.
Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global
Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant (as defined below), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     THE DEPOSITORY. DTC will act as securities depository for the Series A Subordinated Debentures. The Series A Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued, representing in the aggregate the total number of Series A Subordinated Debentures and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Series A Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Series A Subordinated Debentures ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Subordinated Debentures. Transfers of ownership interests in the Series A Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Subordinated Debentures, except in the event that use of the book-entry system for the Series A Subordinated Debentures is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect
Participants, and by Direct Participants and Indirect
Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Subordinated Debentures are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Interest payments on the Series A Subordinated Debentures will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC or PacifiCorp, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of interest to DTC is the responsibility of PacifiCorp, disbursement of such payments to Direct

Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Series A Subordinated Debentures at any time by giving reasonable notice to PacifiCorp. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, PacifiCorp may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Subordinated Debentures will be printed and delivered. In each of the above circumstances, PacifiCorp will appoint a paying agent with respect to the Series A Subordinated Debentures.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that PacifiCorp believes to be reliable, but PacifiCorp takes no responsibility for the accuracy thereof.

     Neither PacifiCorp, the Trustee, any paying agent nor any other agent of PacifiCorp or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DISCONTINUANCE OF THE DEPOSITORY'S SERVICES. A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies PacifiCorp that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) PacifiCorp in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

REGISTRAR AND TRANSFER AGENT

     PacifiCorp will act as registrar and transfer agent for the Series A Junior Subordinated Debentures.

                    UNITED STATES TAXATION

GENERAL

     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Junior Subordinated Debentures and represents the opinion of Stoel Rives Boley Jones & Grey, counsel to PacifiCorp, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Junior Subordinated Debentures. Moreover, the discussion focuses on holders of Series A Junior Subordinated Debentures who are individual citizens or residents of the United States that hold the Series A Junior Subordinated Debentures as a capital asset and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Junior Subordinated Debentures should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Junior Subordinated Debentures.

UNITED STATES HOLDERS

     For purposes of this discussion, a United States Holder is a Beneficial Owner that is (i) a citizen or resident of the United States, (ii) a domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Series A Junior Subordinated Debentures.

     Because the interest payment period is extendable by PacifiCorp, the interest on the Series A Junior Subordinated Debentures will be treated as "original issue discount" pursuant to Code Sections 1271 et seq. and the Treasury Regulations promulgated thereunder. Therefore, interest on Series A Junior Subordinated Debentures will be included in the income of a United States Holder as it accrues, rather than when it is paid, regardless of the United States Holder's regular method of accounting for tax purposes. United States Holders may therefore include interest in income for taxable years prior to the year in which the interest is actually received. This should occur, however, only during an Extension Period or any other nonpayment period.

     A United States Holder will generally recognize gain or loss on the sale or retirement of a Series A Junior Subordinated Debenture equal to the difference between the amount realized from the sale or retirement and the United States Holder's tax basis in the Series A Junior Subordinated Debentures. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Series A Junior Subordinated Debenture has been held for more than one year. A United States Holder's tax basis in a Series A Junior Subordinated Debenture will generally equal the amount paid for it, increased by the amount of any accrued but unpaid interest.

UNITED STATES ALIEN HOLDERS

     For purposes of the following discussion, a "United States Alien Holder" is any holder that is (i) a nonresident alien individual, (ii) a foreign corporation, partnership or (iii) an estate or trust that has a foreign fiduciary, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Junior Subordinated Debenture.

     Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

          (i) Payments by PacifiCorp or any of its paying agents in respect of a Series A Junior Subordinated Debenture to a United States Alien Holder will not be subject to United States federal withholding tax provided that (a) the Beneficial Owner of the Series A Junior Subordinated Debenture does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of PacifiCorp entitled to vote, (b) the Beneficial Owner of the Series A Junior Subordinated Debenture is not a controlled foreign corporation that is related to PacifiCorp through stock ownership and (c) the Beneficial Owner provides the correct certification of United States Alien Holder status (which may generally be satisfied by providing an IRS Form W-8 certifying that the Beneficial Owner is a United States Alien Holder and providing the name and address of the Beneficial Owner); and

          (ii) A United States Alien Holder will not be subject to United States federal withholding tax and generally will not be subject to United States federal income tax on gain realized from the sale or exchange of a Series A Junior Subordinated Debentures. Under certain conditions, a United States Alien Holder may be subject to United States federal income tax on gain or income received with respect to the sale or exchange of a Series A Junior Subordinated Debentures. Such income taxation may occur, for example, if the United States Alien Holder (a) is engaged in a trade or business in the United States and gain or income is effectively connected with the conduct of that trade or business or (b) is an individual present in the United States for 183 days or more during the taxable year, and certain other conditions are met. Such taxation is beyond the scope of this summary and should be discussed with a tax advisor. If income is effectively connected with the conduct of a trade or business in the United States by a United States Alien Holder, withholding of United States federal income tax may be required unless the United States Alien Holder files with PacifiCorp or its paying agent an IRS form to the effect that the income is so effectively connected

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments of principal and interest on a Series A Junior Subordinated Debenture, and the proceeds of the sale of a Series A Junior Subordinated Debenture prior to maturity within the United States, with respect to non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

     Information reporting and backup withholding will not apply to payments of principal and interest made by PacifiCorp or a paying agent to a United States Alien Holder on a Series A Junior Subordinated Debenture if the certification described in clause (i)(c) under "United States Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States Holder.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Junior Subordinated Debenture made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Junior Subordinated Debenture to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                         UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, PacifiCorp has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Goldman, Sachs & Co. Smith Barney Inc.
and                     are acting as Representatives (the
"Representatives"), has severally agreed to purchase from PacifiCorp the principal amount of Series A Subordinated Debentures set forth opposite its name below:

                                         Principal Amount
                                            of Series A
                                        Junior Subordinated
       Underwriter                          Debentures
       -----------                      -------------------

        Goldman, Sachs & Co. . . . . . . . . $
        Smith Barney Inc.. . . . . . . . . .


                                             $
                                              ----------
             Total . . . . . . . . . . . . . $
                                              ==========

     The Underwriters have advised PacifiCorp that they propose to offer the Series A Junior Subordinated Debenture in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession of ____% of the principal amount of the Series A Junior Subordinated Debentures. The Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% of the principal amount of the Series A Junior Subordinated Debentures to certain brokers and dealers. After the Series A Junior Subordinated Debentures are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     PacifiCorp has agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including 30 days after the closing date, not to offer, sell, contract to sell or otherwise dispose of any Series A Junior Subordinated Debentures or any other securities of PacifiCorp that are substantially similar to the Series A Subordinated Debentures, without the prior written consent of the Underwriters.

     Prior to this offering, there has been no public market for the Series A Junior Subordinated Debentures. Application will be made to list the Series A Junior Subordinated Debentures on the New York Stock Exchange. In order to meet one of the requirements for listing the Series A Junior Subordinated Debenture on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Junior Subordinated Debenture to a minimum of 400 beneficial holders.

     PacifiCorp has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to have PacifiCorp and PacifiCorp contribute to payments such Underwriters may be required to make on respect thereof.

     Certain of the Underwriters engage in transactions with, and from time to time have performed services for, PacifiCorp and its subsidiaries in the ordinary course of business.

                         LEGAL MATTERS

     The validity of the Indenture and the Series A Junior Subordinated Debentures will be passed upon on behalf of PacifiCorp by Stoel Rives Boley Jones & Grey, Portland, Oregon and on behalf of the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Statements as to United States taxation in the Prospectus Supplement under the caption "United States Taxation" have been passed upon for PacifiCorp by Stoel Rives Boley Jones & Grey, counsel to PacifiCorp, and are stated herein on their authority.

===============================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                     ____________________

                       TABLE OF CONTENTS

                     PROSPECTUS SUPPLEMENT

PacifiCorp . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Investment Considerations. . . . . . . . . . . . . . . . . . . S-2
Selected Financial Information . . . . . . . . . . . . . . . . S-3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . S-3
Description of the Series A
  Junior Subordinated Debentures . . . . . . . . . . . . . . . S-4
United States Taxation . . . . . . . . . . . . . . . . . . . . S-8
Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . S-10
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . S-10

                          PROSPECTUS

Available Information. . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain
  Documents by Reference . . . . . . . . . . . . . . . . . . . 2
PacifiCorp . . . . . . . . . . . . . . . . . . . . . . . . . . 3
PacifiCorp Delaware, L.P.. . . . . . . . . . . . . . . . . . . 3
Consolidated Ratios of Earnings
  to Fixed Charges . . . . . . . . . . . . . . . . . . . . . . 4
Consolidated Ratios of Earnings to
  Combined Fixed Charges and Preferred
  Stock Dividends. . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 4
Description of the Junior
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . 4
Description of the Preferred Securities. . . . . . . . . . . . 10
Description of the Guarantee . . . . . . . . . . . . . . . . . 11
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . 13
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . 14

===============================================================

===============================================================






                          $




                          PACIFICORP






                     % DEFERRABLE INTEREST
                      JUNIOR SUBORDINATED
                          DEBENTURES,
                       SERIES A, DUE 2034






                     ____________________


                     PROSPECTUS SUPPLEMENT

                     ____________________








GOLDMAN, SACHS & CO.
                                              SMITH BARNEY INC.






===============================================================

                SUBJECT TO COMPLETION, DATED OCTOBER __, 1994
      PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                 , 1994

                         _____ PREFERRED SECURITIES

                             PACIFICORP DELAWARE
    % CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES, SERIES A ("MIPS"*)
             (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
                GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                                 PACIFICORP

    The   % Cumulative Monthly Income Preferred Securities, Series A (the
"Series A Preferred Securities"), representing the limited partner interests offered hereby are being issued by PacifiCorp Delaware, L.P., a limited partnership formed under the laws of the State of Delaware ("PacifiCorp Delaware"). PacifiCorp, an Oregon corporation ("PacifiCorp"), is the general partner in PacifiCorp Delaware. PacifiCorp Delaware exists for the sole purpose of issuing its limited partnership interests and investing the proceeds thereof in debt securities of PacifiCorp. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the general partner's interest in PacifiCorp Delaware.
    Holders of the Series A Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of % of the liquidation preference of $25 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each
calendar month of each year, commencing                 , 1994
("dividends"). The payment of dividends, out of moneys held by PacifiCorp Delaware, and payments on liquidation of PacifiCorp Delaware or the redemption of Series A Preferred Securities, as set forth below, are guaranteed by PacifiCorp to the extent described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. If PacifiCorp fails to make interest payments on ___% Deferrable Interest Junior Subordinated Debentures, Series A (the "Series A Junior Subordinated Debentures") purchased by PacifiCorp Delaware with the proceeds of the offering of the Series A Preferred Securities, PacifiCorp Delaware will have insufficient funds to pay dividends on the Series A Preferred Securities. The Guarantee does not cover payment of dividends when PacifiCorp Delaware does not have sufficient funds to pay such dividends. In such event, the remedy of a holder of Series A Preferred Securities is to enforce the rights of PacifiCorp Delaware under the Series A Junior Subordinated Debentures.
    The Series A Preferred Securities are redeemable at the option of PacifiCorp Delaware, in whole or in part, from time to time, on or after
            , 1999, at $25 per Series A Preferred Security plus accrued and unpaid dividends thereon (including any interest thereon) to the date fixed for redemption (the "Redemption Price"). See "Description of the Series A Preferred Securities-Optional Redemption."
    Upon the occurrence of certain events arising from a change in law or a change in legal interpretation regarding tax matters, PacifiCorp, in its capacity as the general partner of PacifiCorp Delaware (the "General Partner"), may dissolve PacifiCorp Delaware and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, the Series A Junior Subordinated Debentures in lieu of any cash distribution.
If the Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities, PacifiCorp will use its best efforts to have the Series A Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. The obligations of PacifiCorp under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of PacifiCorp. At June 30, 1994, Senior Indebtedness of PacifiCorp aggregated approximately $3.7 billion. Senior Indebtedness includes only indebtedness of PacifiCorp on an unconsolidated basis. See "Description of the Series A Preferred Securities-Tax Event Distribution" and "Description of the Series A Junior Subordinated Debentures."
    In the event of the dissolution of PacifiCorp Delaware, the holders of the Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon (including any interest thereon) to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities-Liquidation Distribution Upon Dissolution."
                               _______________

    SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD DURING WHICH AND CIRCUMSTANCES UNDER WHICH PAYMENT OF DIVIDENDS ON THE SERIES A PREFERRED SECURITIES MAY BE DEFERRED.
                               _______________

    Application will be made to list the Series A Preferred Securities on the New York Stock Exchange. Listing will be made subject to meeting the requirements of such Exchange, including those relating to distribution.
                               _______________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                               SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                                 COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
         OR THE PROSPECTUS TO WHICH IT RELATES.  ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ___________________________

                                                              Proceeds to
                           Initial Public   Underwriting      PacifiCorp
                           Offering Price   Commission(1)   Delaware(2)(3)
                           ______________   __________      ______________
Per Series A
  Preferred Security . . .    $                     (2)         $
Total  . . . . . . . . . .    $                     (2)         $

__________
(1) PacifiCorp Delaware and PacifiCorp have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Because the proceeds of the sale of the Series A Preferred Securities will ultimately be invested in Series A Junior Subordinated Debentures, the Underwriting Agreement provides that
          PacifiCorp will pay to the Underwriters $          per Series A
          Preferred Security (or $          in the aggregate); provided,
          that such compensation will be $          per Series A Preferred
          Security sold to certain institutions. Therefore, to the extent that Series A Preferred Securities are sold to such institutions, the actual amount of underwriting commission will be less than the amount specified in the preceding sentence. See "Underwriting."
(3)       Expenses of the offering which are payable by PacifiCorp are
          estimated to be $          .

                         ___________________________

    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of
The Depository Trust Company on or about          , 1994.
__________
   * An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.
                         ___________________________

GOLDMAN, SACHS & CO.                                       SMITH BARNEY INC.



      THE DATE OF THIS PROSPECTUS SUPPLEMENT IS                 , 1994.
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           PACIFICORP DELAWARE, L.P.

      PacifiCorp Delaware is a limited partnership which was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") by filing a certificate of limited partnership with the Delaware Secretary of State on August 26, 1994. The initial partners in PacifiCorp Delaware are PacifiCorp, as the General Partner, and PacifiCorp Preferred Capital, Inc., a Delaware corporation ("Capital"), as limited partner. Upon the issuance of the Series A Preferred Securities, which securities represent limited partner interests in PacifiCorp Delaware, Capital will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of PacifiCorp Delaware. The General Partner will agree to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to PacifiCorp Delaware. PacifiCorp and Capital entered into a limited partnership agreement dated as of August 25, 1994. Such limited partnership agreement will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

      PacifiCorp Delaware is managed by the General Partner and exists for the sole purpose of issuing its limited partnership interests and investing the proceeds thereof in deferrable interest junior subordinated debentures of PacifiCorp ("Junior Subordinated Debentures"). The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Series A Preferred Securities."

                                  PACIFICORP

      PacifiCorp is an electric utility that conducts a retail electric utility business through two divisions, Pacific Power & Light Company ("Pacific Power") and Utah Power & Light Company ("Utah Power"), and engages in power production and sales on a wholesale basis under the name PacifiCorp. PacifiCorp is the indirect owner, through PacifiCorp Holdings, Inc. (a wholly-owned subsidiary), of 87% of Pacific Telecom, Inc. ("Pacific Telecom") and 100% of PacifiCorp Financial Services, Inc. ("PFS").

      Pacific Power and Utah Power furnish electric service in portions of seven western states: California, Idaho, Montana, Oregon, Utah, Washington and Wyoming. Pacific Telecom, through its subsidiaries, provides local telephone service and access to the long distance network in Alaska, seven other western states and three midwestern states, provides intrastate and interstate long distance communication services in Alaska, provides cellular mobile telephone services, and is engaged in sales of capacity in and operation of a submarine fiber optic cable between the United States and Japan. PFS plans to sell substantial portions of its loan, leasing and real estate investments over the next several years.

      The principal executive offices of PacifiCorp are located at 700 NE Multnomah, Suite 1600, Portland, Oregon 97232; the telephone number is
(503) 731-2000.

                           INVESTMENT CONSIDERATIONS

      Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

      SUBORDINATE OBLIGATIONS UNDER GUARANTEE AND SERIES A JUNIOR SUBORDINATED DEBENTURES. PacifiCorp's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of PacifiCorp. The obligations of PacifiCorp under the Series A Junior Subordinated Debentures described under "Description of the Series A Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of PacifiCorp. At June 30, 1994, Senior Indebtedness of PacifiCorp aggregated approximately $3.7 billion.
There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures or the Guarantee that limit PacifiCorp's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee-Status of the Guarantee" and "Description of the Junior Subordinated Debentures-Subordination" in the accompanying Prospectus.

      OPTION TO EXTEND INTEREST PAYMENT PERIOD. PacifiCorp has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by PacifiCorp Delaware during any such extended interest payment period. In the event that PacifiCorp exercises this right, PacifiCorp may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, PacifiCorp may further extend the interest payment period, provided that any such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, PacifiCorp may select a new extension period, subject to the above require-ments. PacifiCorp Delaware and PacifiCorp believe that the extension of a payment period on the Series A Junior Subordinated Debentures is unlikely.
See "Description of the Series A Preferred Securities-Dividends" and "Description of the Series A Junior Subordinated Debentures-Option to Extend Interest Payment Period."

      Should an extended interest payment period occur, PacifiCorp Delaware will continue to accrue income for United States federal income tax purposes, which will be allocated, but not distributed, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from PacifiCorp Delaware related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation Potential Extension of Interest Payment Period."

      TAX EVENT DISTRIBUTION. Upon the occurrence of a Tax Event (as defined herein), the General Partner will dissolve PacifiCorp Delaware and cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in connection with the liquidation of PacifiCorp Delaware; provided, however, that, as a condition to such dissolution and distribution, PacifiCorp Delaware shall be required to obtain an opinion of counsel (which may be regular tax counsel to PacifiCorp or an affiliate, but not an employee thereof) to the effect that the holders of the Series A Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Series A Junior Subordinated Debentures, and, provided further, that the General Partner may elect to cause the Series A Preferred Securities to remain outstanding. See "Description of the Series A Preferred Securities-Tax Event Distribution."

      In April 1994, the Internal Revenue Service (the "IRS") issued certain notices generally addressing the characteristics which distinguish debt from equity for various purposes under the federal income tax laws. In these notices, the IRS indicated that transactions involving securities that, like the securities offered hereby, have both debt and equity characteristics would be reviewed with scrutiny to determine how they would be treated for tax purposes. PacifiCorp believes that interest on the Series A Junior Subordinated Debentures will be deductible under the tests referred to in these notices. If, however, the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein,
(b) any notice of proposed adjustment issued by the IRS to PacifiCorp or PacifiCorp Delaware, (c) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (d) any interpretation or pronouncement that provides for a position with respect to such laws or
regulations that differs from the generally accepted position on             ,
1994, which amendment or change is effective, which notice of proposed adjustment is issued or which interpretation or pronouncement is announced on
or after                 , 1994, there is more than an insubstantial risk that
interest payable to PacifiCorp Delaware on the Series A Junior Subordinated Debentures will not be deductible by PacifiCorp for federal income tax purposes (or PacifiCorp Delaware is subject to federal income tax with respect to interest received on the Series A Junior Subordinated Debentures or to more than a de minimis amount of other taxes, duties or other governmental charges), the General Partner would have the option, subject to receiving a favorable opinion of tax counsel, to dissolve PacifiCorp Delaware and cause the Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities, as described under "Description of the Series A Preferred Securities-Tax Event Distribution."

                        SELECTED FINANCIAL INFORMATION
            (Dollar amounts in millions, except per share amounts)

      The following selected financial information for each of the three years in the period ended December 31, 1993 and six months ended June 30, 1993 and 1994, has been derived from the consolidated financial statements of PacifiCorp for the respective periods. The consolidated financial statements for the three-year period ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent auditors, and the reports of Deloitte & Touche LLP are incorporated in the accompanying Prospectus by reference. This selected financial information should be read in conjunction with the financial statements and related notes thereto included in the Incorporated Documents (as defined in the accompanying Prospectus).

                                       TWELVE MONTHS ENDED           SIX MONTHS
                                           DECEMBER 31,            ENDED JUNE 30,
                                     _______________________     __________________
                                      1991    1992     1993       1993        1994
                                      ____    ____     ____       ____        ____
Income Statement Data:
   Revenues                         $3,168   $3,242  $3,412     $1,668      $1,701
   Income from Operations (1)          941      633     916        445         453
   Income from Continuing
    Operations                         447      150     423        204         210
   Discontinued Operations (2)          60    (491)      52         --          --
   Cumulative Effect on Prior Years
    of a Change in Accounting for
    Income Taxes                        --       --       4          4          --
   Net Income (Loss)                   507    (341)     479        208         210
   Preferred Stock Dividend
    Requirements                        26       37      39         19          20
   Earnings (Loss) on Common Stock     481    (378)     440        189         190
   Earnings (Loss) per Common Share:
    Continuing Operations             1.63      .42    1.40        .68         .67
    Discontinued Operations            .23   (1.84)     .19         --          --
    Cumulative Effect on Prior
     Years of a Change in
     Accounting for Income Taxes        --       --     .01        .01          --

                                                       JUNE 30, 1994
                                       _____________________________________________
                                              ACTUAL                 AS ADJUSTED(3)
                                       _______________________     ________________
                                         AMOUNT           %        AMOUNT        %
                                         ______          _____     ______      ____
Capital Structure:
   Long-Term Debt and Capital
  Lease Obligations                      $3,814           49%      $3,814       49%
   Preferred Stock                          367            5          367        5
   Preferred Stock Subject to
    Mandatory Redemption                    219            3          219        3
   Common Equity                          3,345           43        3,345       43
                                          _____          ___        _____      ___
    Total                                $7,745          100%      $7,745      100%
                                          =====          ===        =====      ===
Short-Term Debt                          $  528
Long-term Debt and Capital
 Lease Obligations Currently Maturing    $  164                    $  164
Minority Interest                        $  104                    $

____________________

(1) Income before income taxes, interest, other nonoperating items, discontinued operations and cumulative effect of a change in an accounting principle.
(2) Discontinued operations represents PacifiCorp's interests in NERCO, Inc. and an international communications subsidiary of Pacific Telecom.
(3) Adjusted to give effect to the issuance and sale of the Series A Preferred Securities of PacifiCorp Delaware and the investment of the proceeds thereof in Series A Junior Subordinated Debentures of PacifiCorp. Such proceeds will ultimately be used by PacifiCorp to retire its short-term debt. See "Use of Proceeds." The above table sets forth the effects of consolidation of PacifiCorp and all of its consolidated subsidiaries, including PacifiCorp Delaware. The Series A Preferred Securities are recorded as minority interest.

                                USE OF PROCEEDS

   The proceeds from the sale of the Series A Preferred Securities will be invested in the Series A Junior Subordinated Debentures issued pursuant to the Indenture described herein, and ultimately will be used by PacifiCorp to repay its short-term borrowings and for the other corporate purposes.

               DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

   All of the partnership interests in PacifiCorp Delaware, other than the Series A Preferred Securities offered hereby, are owned directly or indirectly by PacifiCorp. The Limited Partnership Agreement authorizes and creates the Series A Preferred Securities, which represent limited partner interests in PacifiCorp Delaware (the "Preferred Securities"). Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on liquidation over the General Partner's interest in PacifiCorp Delaware. The Limited Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of PacifiCorp Delaware, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by PacifiCorp Delaware. The summary of certain terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement and the Partnership Act.

DIVIDENDS

   The dividends payable on each Series A Preferred Security will be fixed at
a rate per annum of   % of the stated liquidation preference of $25 per
Preferred Security.  Accrued and unpaid dividends after the dividend payment
date therefor will bear interest thereon at the rate per annum of   % thereof.
The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

   Dividends on the Series A Preferred Securities will be cumulative, will
accrue from               , 1994 and will be payable monthly in arrears, on
the last day of each calendar month of each year, commencing                 ,
1994, when, as and if available and determined to be so payable by PacifiCorp, as the General Partner, except as otherwise described below. PacifiCorp has the right under the Indenture to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest) by PacifiCorp Delaware during any such extended interest payment period. In the event that PacifiCorp exercises this right, PacifiCorp may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, PacifiCorp may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, PacifiCorp may select a new extension period, subject to the above requirements. See "Description of the Series A Junior Subordinated Debentures-Interest" and "-Option to Extend Interest Payment Period."

   Dividends on the Series A Preferred Securities must be paid on the dates payable to the extent that PacifiCorp Delaware has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that PacifiCorp Delaware's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Junior Subordinated Debentures in which PacifiCorp Delaware will invest the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partner's capital contribution. See "Description of the Series A Junior Subordinated Debentures." The payment of dividends, out of moneys held by PacifiCorp Delaware, are guaranteed by PacifiCorp as set forth under "Description of the Guarantee" in the accompanying Prospectus.

   Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of PacifiCorp Delaware on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under

"Book-Entry-Only Issuance-The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

CERTAIN RESTRICTIONS ON PACIFICORP DELAWARE

   If dividends have not been paid in full on the Series A Preferred Securities, PacifiCorp Delaware shall not:

       (i) pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amount of any dividends declared on any other series of Preferred Securities is paid on such other series of Preferred Securities and the Series A Preferred Securities on a pro rata basis on the date such dividends are paid on such other series of Preferred Securities, so that

          (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

          (y) the aggregate of all accrued and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of Preferred Securities; or

       (ii)   redeem, purchase or otherwise acquire any other Preferred
   Securities;

until, in each case, such time as all accrued and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

   As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

   The Series A Preferred Securities are redeemable, at the option of PacifiCorp Delaware, in whole or in part, from time to time, on or after
         , 1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance-The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, PacifiCorp Delaware may only redeem the Series A Preferred Securities in whole. If PacifiCorp Delaware redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest, including Additional Interest (as defined below), if any.

TAX EVENT DISTRIBUTION

   If a Tax Event (as defined below) shall occur and be continuing, the General Partner shall dissolve PacifiCorp Delaware and, after satisfaction of liabilities of creditors as required by the Partnership Act, cause Series A Junior Subordinated Debentures having an aggregate principal amount and accrued and unpaid interest equal to the aggregate of the stated liquidation preference of, and accrued and unpaid dividends on, the Series A Preferred Securities to be distributed to the holders of the Series A Preferred

Securities in liquidation of PacifiCorp Delaware, within 90 days following the occurrence of such Tax Event; provided, however, that, as a condition of such dissolution and distribution, PacifiCorp Delaware shall be required to obtain an opinion of counsel (which may be regular tax counsel to PacifiCorp or an affiliate, but not an employee thereof) to the effect that the holders of the Series A Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Series A Junior Subordinated Debentures; and, provided further, that the General Partner may elect to cause the Series A Preferred Securities to remain outstanding.

   "Tax Event" means that the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any notice of proposed adjustment issued by the IRS to PacifiCorp or PacifiCorp Delaware, (c) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (d) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on
 , 1994, which amendment or change is effective, which notice of proposed adjustment is issued or which interpretation or pronouncement is announced on
or after                 , 1994, there is more than an insubstantial risk that
(i) PacifiCorp Delaware is subject to federal income tax with respect to interest received on the Series A Junior Subordinated Debentures,
(ii) interest payable to PacifiCorp Delaware on the Series A Junior Subordinated Debentures will not be deductible by PacifiCorp for federal income tax purposes or (iii) PacifiCorp Delaware will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   After the date fixed for any distribution of Series A Junior Subordinated Debentures, upon dissolution of PacifiCorp Delaware, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company (the "Depository" or "DTC") or its nominee, as the record holder of the Series A Preferred Securities, will return the registered global certificate or certificates representing the Series A Preferred Securities and will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having an aggregate principal amount and accrued and unpaid interest equal to the aggregate of the stated liquidation preference of, and accrued and unpaid dividends on, such Series A Preferred Securities until such certificates are presented to PacifiCorp or its agent for transfer or reissuance.

MANDATORY REDEMPTION

   Upon any redemption or repayment of the Series A Junior Subordinated Debentures at maturity or earlier, the proceeds from such redemption or repayment will be applied to redeem the Series A Preferred Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

   PacifiCorp Delaware may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

   If PacifiCorp Delaware gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, PacifiCorp Delaware will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance-The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by PacifiCorp Delaware or by PacifiCorp pursuant to the Guarantee described under "Description of the Guarantee" in the accompanying Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

   Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), PacifiCorp or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market, or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

   In the event of any voluntary or involuntary dissolution, winding-up or termination of PacifiCorp Delaware, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of PacifiCorp Delaware available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Series A Preferred Security and accrued and unpaid dividends thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount and accrued and unpaid interest equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Series A Preferred Securities.

   If, upon any such dissolution, the Liquidation Distribution can be paid only in part because PacifiCorp Delaware has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by PacifiCorp Delaware on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid on a pro rata basis, so that

       (i) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

       (ii) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

   Pursuant to the Limited Partnership Agreement, PacifiCorp Delaware shall be dissolved and its affairs shall be wound up: (i) on December 31, 2039, the expiration of the term of PacifiCorp Delaware, subject to extension for an additional 40 years by the General Partner, (ii) upon the bankruptcy of the General Partner or the assignment by the General Partner of its entire interest in PacifiCorp Delaware when the assignee is not admitted to PacifiCorp Delaware as a general partner of PacifiCorp Delaware in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of PacifiCorp Delaware under the Partnership Act, unless the business of PacifiCorp Delaware is continued in accordance with the Partnership Act, (iii) in accordance with the provisions of the Series A Preferred Securities, (iv) upon the entry of a decree of a judicial dissolution or (v) upon the written consent of all partners of PacifiCorp Delaware.

MERGER, CONSOLIDATION OR AMALGAMATION OF PACIFICORP DELAWARE

   PacifiCorp Delaware may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. PacifiCorp Delaware may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited liability company, limited partnership or a trust organized as such under the laws of any state of the United States of America; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of PacifiCorp Delaware under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends or in the assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and dividends or in the assets of PacifiCorp Delaware, (ii) PacifiCorp expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed,
(iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of PacifiCorp Delaware and (vii) prior to such merger, consolidation, amalgamation or replacement, PacifiCorp has received an opinion of nationally recognized independent counsel to PacifiCorp Delaware experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, PacifiCorp and such successor entity will be in compliance with the Investment Company Act of 1940, as amended ("1940 Act") without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SERIES A PREFERRED SECURITIES

   Under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "---Voting Rights" below, including the right to appoint a Special Representative, which Special Representative shall be authorized to enforce PacifiCorp Delaware's creditor rights under the Series A Junior Subordinated Debentures and to enforce the rights of holders of Series A Preferred Securities under the Guarantee.

VOTING RIGHTS

   Except as provided below and under "Description of the Guarantee-Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Limited Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

   If (i) PacifiCorp Delaware fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) PacifiCorp is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee--Certain Covenants of PacifiCorp" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of PacifiCorp Delaware and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the majority vote of such holders to appoint and authorize a Special Representative to enforce PacifiCorp Delaware's creditor rights under the Series A Junior Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends on the Series A Preferred Securities. The Special Representative shall not by virtue of acting in such capacity be admitted as a general partner in PacifiCorp Delaware or otherwise be deemed to be a general partner in PacifiCorp Delaware and shall have no liability for the debts, obligations or liabilities of PacifiCorp Delaware. For purposes of determining whether PacifiCorp Delaware has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a Special Representative of PacifiCorp Delaware and the limited partners if PacifiCorp Delaware (or PacifiCorp pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and PacifiCorp, in its capacity as the General Partner shall continue the business of PacifiCorp Delaware without dissolution. Notwithstanding the appointment of any such Special Representative, PacifiCorp shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period as provided under "Description of the Series A Junior Subordinated Debentures-Option to Extend Interest Payment Period."

   If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action which would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in PacifiCorp Delaware ranking, as to participation in the profits and dividends or in the assets of PacifiCorp Delaware, senior to the Series A Preferred Securities), or (ii) the dissolution, winding-up or termination of PacifiCorp Delaware, other than
(x) in connection with the distribution of Series A Junior Subordinated Debentures upon the occurrence of a Tax Event or (y) as described under "Merger, Consolidation or Amalgamation of PacifiCorp Delaware" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66-2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of PacifiCorp Delaware is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of PacifiCorp.

   The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation of, any further limited partner interests of PacifiCorp Delaware ranking pari passu with the Series A Preferred Securities with regard to participation in the profits and dividends or in the assets of PacifiCorp Delaware. Holders of Series A Preferred Securities have no preemptive rights.

   So long as any Series A Junior Subordinated Debentures are held by PacifiCorp Delaware, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is waivable under Section
6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66-2/3% in liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A

Preferred Securities of any notice of default received from the Trustee with respect to the Series A Junior Subordinated Debentures.

   Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in PacifiCorp Delaware or pursuant to written consent. PacifiCorp Delaware will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

   No vote or consent of the holders of Series A Preferred Securities will be required for PacifiCorp Delaware to redeem and cancel Series A Preferred Securities in accordance with the Limited Partnership Agreement.

   Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by PacifiCorp or any entity owned more than 50% by PacifiCorp, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

   Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE-THE DEPOSITORY TRUST COMPANY

   DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

   DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

   Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

   DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

   Although voting with respect to the Series A Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to PacifiCorp Delaware as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   Dividend payments on the Series A Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, PacifiCorp Delaware or PacifiCorp, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of PacifiCorp Delaware, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to PacifiCorp Delaware. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, PacifiCorp Delaware (with the consent of PacifiCorp) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that PacifiCorp Delaware and PacifiCorp believe to be reliable, but PacifiCorp Delaware and PacifiCorp take no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

   PacifiCorp will act as registrar and transfer agent for the Series A Preferred Securities.

   Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of PacifiCorp Delaware, but upon payment (with the giving of such indemnity as PacifiCorp

Delaware or PacifiCorp may require) in respect of any tax or other government charges which may be imposed in relation to it.

   PacifiCorp Delaware will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

MISCELLANEOUS

   The General Partner is authorized and directed to conduct its affairs and to operate PacifiCorp Delaware in such a way that PacifiCorp Delaware will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of PacifiCorp for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

          DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

   Set forth below is a description of the specific terms of the Series A Junior Subordinated Debentures in which PacifiCorp Delaware will invest the proceeds of the issuance and sale of (i) the Series A Preferred Securities and
(ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"). This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures." The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the
Indenture, dated as of                 , 1994, between PacifiCorp and The Bank
of New York, as Trustee, as supplemented by a First Supplemental Indenture,
dated as of                 , 1994 (such Indenture, as so supplemented, is
hereinafter referred to as the "Indenture"').

   Under certain circumstances involving the dissolution of PacifiCorp Delaware following the occurrence of a Tax Event, Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of PacifiCorp Delaware. See "Description of the Series A Preferred Securities-Tax Event Distribution."

GENERAL

   The Series A Junior Subordinated Debentures will be issued as a series of unsecured Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount
to approximately $            million, such amount being the sum of the
aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

   The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
            , 2034.

   The Series A Junior Subordinated Debentures, if distributed to holders of Series A Preferred Securities in dissolution, will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security (as defined below). See "-Book-Entry and Settlement." In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

   Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registerable and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that payment of interest may be made at the option of PacifiCorp by check mailed to the address of the persons entitled thereto.

   If the Series A Junior Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of PacifiCorp Delaware, PacifiCorp will use its best efforts to list the Series A Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.

MANDATORY PREPAYMENT

   If PacifiCorp Delaware redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest, including Additional Interest (as defined below), if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree.

OPTIONAL REDEMPTION

   PacifiCorp shall have the right to redeem the Series A Junior Subordinated
Debentures, in whole or in part, from time to time, on or after              ,
1999, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. Upon any redemption of the Series A Junior Subordinated Debentures, the proceeds from such redemption will be applied to redeem the Series A Preferred Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

INTEREST

   Each Series A Junior Subordinated Debenture will bear interest at the rate
of    % per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each, an
"Interest Payment Date"), commencing                 , 1994, to the person in
whose name such Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, PacifiCorp shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

   The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

   PacifiCorp shall have the right at any time during the term of the Series
A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period PacifiCorp shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, PacifiCorp shall not declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, PacifiCorp may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, PacifiCorp may select a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. If PacifiCorp Delaware shall be the sole holder of the Series A Junior Subordinated Debentures, PacifiCorp shall give PacifiCorp Delaware notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Series A Preferred Securities are payable or (ii) the date PacifiCorp Delaware is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. PacifiCorp shall cause PacifiCorp Delaware to give notice of PacifiCorp's selection of such Extension Period to the holders of the Series A Preferred Securities. If PacifiCorp Delaware shall not be the sole holder of the Series A Junior Subordinated Debentures, PacifiCorp shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date PacifiCorp is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Junior Subordinated Debentures, of the record or payment date of such related interest payment but in any event not less than three Business Days prior to such record date.

ADDITIONAL INTEREST

   If at any time PacifiCorp Delaware shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then PacifiCorp will pay as interest to PacifiCorp Delaware as the holder of the Series A Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if PacifiCorp Delaware would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, PacifiCorp also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by PacifiCorp Delaware after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts PacifiCorp Delaware would have received had no such taxes, duties, assessments or governmental charges been imposed.

SET-OFF

   Notwithstanding anything to the contrary in the Indenture, PacifiCorp shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent PacifiCorp has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

   In case any Event of Default (as defined in the Indenture) shall occur and be continuing, PacifiCorp Delaware will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SERIES A PREFERRED SECURITIES

   Under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities--Voting Rights," including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise PacifiCorp Delaware's right to accelerate the principal amount of the Series A Junior Subordinated Debentures if any Event of Default shall occur and be continuing, to enforce PacifiCorp Delaware's other creditor rights under the Series A Junior Subordinated Debentures and to enforce the rights of holders of Series A Preferred Securities under the Guarantee.

BOOK-ENTRY AND SETTLEMENT

   If distributed to holders of Series A Preferred Securities in connection with the dissolution of PacifiCorp Delaware as a result of the occurrence of a Tax Event, the Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC. Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form.

The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

   Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

   THE DEPOSITORY. DTC will act as security depository for the Series A Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred Securities-Book-Entry-Only Issuance-The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

   Neither PacifiCorp, the Trustee, any paying agent nor any other agent of PacifiCorp or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   DISCONTINUANCE OF THE DEPOSITORY'S SERVICES. A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies PacifiCorp that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository,
(ii) PacifiCorp in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

   For restrictions on certain actions of the General Partner with respect to Series A Junior Subordinated Debentures held by PacifiCorp Delaware, see "Description of the Series A Preferred Securities-Voting Rights."

                            UNITED STATES TAXATION

GENERAL

   This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Stoel Rives Boley Jones & Grey, counsel to PacifiCorp and PacifiCorp Delaware, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

   No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States that hold the Series A Preferred Securities as a capital asset and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

INCOME FROM SERIES A PREFERRED SECURITIES

   In the opinion of Stoel Rives Boley Jones & Grey, PacifiCorp Delaware will be a partnership for federal income tax purposes. Accordingly, each holder of Series A Preferred Securities will be required to include in gross income such holder's distributive share of the net income of PacifiCorp Delaware. Such income will not exceed the dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period." No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

   Gain or loss will be recognized on a sale, exchange or other disposition of Series A Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the holder's tax basis for the Series A Preferred Securities sold. Gain or loss recognized by a holder on the sale or exchange of a Series A Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF PACIFICORP DELAWARE

   Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities-Tax Event Distribution", Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of PacifiCorp Delaware. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Series A Preferred Securities and would result in the holder of Series A Preferred Securities receiving an aggregate tax basis in the Series A Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A holder's holding period in the Series A Junior Subordinated Debentures so received in liquidation of PacifiCorp Delaware would include the period for which the Series A Preferred Securities were held by such holder. As a condition to the dissolution of PacifiCorp Delaware and such a distribution, PacifiCorp Delaware will be required to obtain an opinion of counsel (which may be regular tax counsel to PacifiCorp or an affiliate, but not an employee thereof) to the effect that the holders of the Series A Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Series A Junior Subordinated Debentures.

PACIFICORP DELAWARE INFORMATION RETURNS AND AUDIT PROCEDURES

   PacifiCorp, as the General Partner of PacifiCorp Delaware, will furnish each holder of Series A Preferred Securities with a Schedule K-1 each year setting forth such holder's allocable share of income for the prior calendar year. PacifiCorp is required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31.

   Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to PacifiCorp Delaware (a) the name, address and taxpayer identification number of the Beneficial Owner and the nominee; (b) information as to whether the Beneficial Owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the Beneficial Owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to PacifiCorp Delaware. The nominee is required to supply the Beneficial Owners of the Series A Preferred Securities with the information furnished to PacifiCorp Delaware.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

   Under the Indenture, PacifiCorp has the right to extend from time to time the interest payment period on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months. Because the interest payment period is extendable by PacifiCorp, the interest on the Series A Junior Subordinated Debentures will be treated as "original issue discount" pursuant to Code sections 1271 et seq. and the Treasury Regulations promulgated
                      _______
thereunder. PacifiCorp Delaware will therefore be required, during any Extension Period, to include in gross income the interest on the Series A Junior Subordinated Debentures as it accrues in accordance with a constant yield method (notwithstanding that no cash payments will be made during an Extension Period). Likewise, regardless of its regular method of accounting for tax purposes, each holder of Series A Junior Subordinated Debentures (after a dissolution of PacifiCorp Delaware) will be required, during any Extension Period, to include in income the interest on the Series A Junior Subordinated Debentures as it accrues in accordance with such method.

   Accrued income of PacifiCorp Delaware will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period or any other nonpayment period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period or other nonpayment period will include interest in gross income but will not receive any cash related thereto from PacifiCorp Delaware. A holder's tax basis in a Series A Preferred Security will be increased by the amount of any interest that is included in income without the receipt of cash, and will be decreased again when and if such cash is subsequently received from PacifiCorp Delaware.

UNITED STATES ALIEN HOLDERS

   For purposes of the following discussion, a "United States Alien Holder" is any holder that is (i) a nonresident alien individual, (ii) a foreign corporation or partnership or (iii) an estate or trust that has a foreign fiduciary, in each case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

   Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

       (i) Payments by PacifiCorp Delaware or any of its paying agents in respect of a Series A Preferred Security to a United States Alien Holder will not be subject to United States federal withholding tax provided that
   (a) the Beneficial Owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of PacifiCorp entitled to vote,
   (b) the Beneficial Owner of the Series A Preferred Security is not a controlled foreign corporation that is related to PacifiCorp through stock ownership and (c) the Beneficial Owner provides the correct certification of United States Alien Holder status (which may generally be satisfied by providing an IRS Form W-8 certifying that the Beneficial Owner is a United States Alien Holder and providing the name and address of the Beneficial Owner); and

       (ii) A United States Alien Holder will not be subject to United States federal withholding tax and generally will not be subject to United States federal income tax on gain realized from the sale or exchange of a Series A Preferred Security. Under certain conditions, a United States Alien Holder may be subject to United States federal income tax on gain or income received with respect to the sale or exchange of a Series A Preferred Security. Such income taxation may occur, for example, if the United States Alien Holder (a) is engaged in a trade or business in the United States and gain or income is effectively connected with the conduct of that trade or business or (b) is an individual present in the United States for 183 days or more during the taxable year, and certain other conditions are met. Such taxation is beyond the scope of this summary and should be discussed with a tax advisor. If income is effectively connected with the conduct of a trade or business in the United States by a United States Alien Holder, withholding of United States federal income tax may be required unless the United States Alien Holder files with PacifiCorp Delaware or its paying agent an IRS form to the effect that the income is so effectively connected.

If the Series A Junior Subordinated Debentures were not treated as debt, or if Pacificorp Delaware were not treated as a partnership, for United States federal income tax purposes, United States Alien Holders could experience tax consequences different from those currently anticipated, including consequences related to withholding on payment and United States estate tax consequences.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

   In general, information reporting requirements will also apply to payments of principal and interest on a Series A Junior Subordinated Debenture distributed to a holder of Series A Preferred Securities, and the proceeds of the sale of a Series A Junior Subordinated Debenture prior to maturity within the United States, with respect to non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

   Information reporting and backup withholding will not apply to payments of principal and interest made by PacifiCorp or a paying agent to a United States Alien Holder on a Series A Junior Subordinated Debenture distributed to a holder of Series A Preferred Securities if the certification described in clause (i)(c) under "United States Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States Holder.

   Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities or Series A Junior Subordinated Debentures distributed to such a holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities or Series A Junior Subordinated Debentures distributed to a holder of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                 UNDERWRITING

   Subject to the terms and conditions of the Underwriting Agreement, PacifiCorp Delaware has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co., Smith
Barney Inc. and                     are acting as Representatives (the
"Representatives"), has severally agreed to purchase from PacifiCorp Delaware, the respective number of Series A Preferred Securities set forth opposite its name below:

                                                          Number of
                                                          Preferred
            Underwriter                                  Securities
            ___________                                  __________
            Goldman, Sachs & Co. . . . . . . . . . .
            Smith Barney Inc.  . . . . . . . . . . .




                                                          ________

                 Total . . . . . . . . . . . . . . .      ========

      The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain
securities dealers at such price less a concession of $      per Series A
Preferred Security.  The Underwriters may allow, and such dealers may reallow,
a concession not in excess of $      per Series A Preferred Security to
certain brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

      Because the proceeds of the sale of the Series A Preferred Securities will ultimately be used to purchase the Series A Junior Subordinated Debentures, the Underwriting Agreement provides that PacifiCorp will pay an
amount equal to $         per Series A Preferred Security ($      per Series A
Preferred Security sold to certain institutions) for the accounts of the several Underwriters.

      PacifiCorp and PacifiCorp Delaware have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including 30 days after the closing date, not to offer, sell, contract to sell, or otherwise dispose of any Series A Preferred Securities, any limited partnership interests of PacifiCorp Delaware, or any preferred stock or any other securities of PacifiCorp Delaware or PacifiCorp that are substantially similar to the Series A Preferred Securities, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partnership interests, preferred stock or such substantially similar securities of either PacifiCorp Delaware or PacifiCorp, without the prior written consent of the Underwriters.

      Prior to this offering, there has been no public market for the Series A Preferred Securities. Application will be made to list the Series A Preferred Securities on the New York Stock Exchange. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.

      PacifiCorp Delaware and PacifiCorp have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to have PacifiCorp and PacifiCorp Delaware contribute to payments such Underwriters may be required to make on respect thereof.

      Certain of the Underwriters engage in transactions with, and from time to time have performed services for, PacifiCorp and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

      Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of PacifiCorp Delaware are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to PacifiCorp and PacifiCorp Delaware. The validity of the Indenture, the Guarantee and the Series A Junior Subordinated Debentures will be passed upon on behalf of PacifiCorp Delaware and PacifiCorp by Stoel Rives Boley Jones & Grey, Portland, Oregon, and on behalf of the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Stoel Rives Boley Jones & Grey and Winthrop, Stimson, Putnam & Roberts may rely on Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Statements as to United States taxation in the Prospectus Supplement under the caption "United States Taxation" have been passed upon for PacifiCorp and PacifiCorp Delaware by Stoel Rives Boley Jones & Grey and are stated herein on their authority.

=====================================   =====================================
     NO PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS AND,                 PREFERRED SECURITIES
IF GIVEN OR MADE, SUCH INFORMATION
OR REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN
AUTHORIZED.  THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS
DO NOT CONSTITUTE AN OFFER TO SELL
OR THE SOLICITATION OF AN OFFER TO
BUY ANY SECURITIES OTHER THAN THE                PACIFICORP DELAWARE
SECURITIES DESCRIBED IN THIS
PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS OR AN OFFER TO SELL
OR THE SOLICITATION OF AN OFFER
TO BUY SUCH SECURITIES IN ANY
CIRCUMSTANCE IN WHICH SUCH OFFER
OR SOLICITATION IS UNLAWFUL.
NEITHER THE DELIVERY OF THIS                   GUARANTEED TO THE EXTENT
PROSPECTUS SUPPLEMENT OR THE                    SET FORTH HEREUNDER BY
PROSPECTUS NOR ANY SALE MADE
HEREUNDER OR THEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THE
INFORMATION CONTAINED HEREIN OR                        PACIFICORP
THEREIN IS CORRECT AS OF ANY
TIME SUBSEQUENT TO THE DATE OF
SUCH INFORMATION.
     ____________________

        TABLE OF CONTENTS
                                                      % CUMULATIVE
      PROSPECTUS SUPPLEMENT                          MONTHLY INCOME
                                                  PREFERRED SECURITIES,
PacifiCorp Delaware, L.P. . . . . . S-3                 SERIES A
PacifiCorp  . . . . . . . . . . . . S-3
Investment Considerations . . . . . S-4
Selected Financial Information  . . S-6
Use of Proceeds . . . . . . . . . . S-6
Description of the Series A
  Preferred Securities  . . . . . . S-7            ___________________
Description of the Series A
  Junior Subordinated Debentures  . S-16         PROSPECTUS SUPPLEMENT
United States Taxation  . . . . . . S-20
Underwriting  . . . . . . . . . . . S-23          ___________________
Legal Matters . . . . . . . . . . . S-24

         PROSPECTUS

Available Information . . . . . . . 2
Incorporation of Certain
  Documents by Reference  . . . . . 2
PacifiCorp  . . . . . . . . . . . . 3
PacifiCorp Delaware, L.P. . . . . . 3
Consolidated Ratios of Earnings
  to Fixed Charges  . . . . . . . . 4
Consolidated Ratios of Earnings to
  Combined Fixed Charges and                      GOLDMAN, SACHS & CO.
  Preferred Stock Dividends . . . . 4              SMITH BARNEY INC.
Use of Proceeds . . . . . . . . . . 4
Description of the Junior
  Subordinated Debentures . . . . . 4
Description of the Preferred
  Securities  . . . . . . . . . . . 10
Description of the Guarantee  . . . 11
Plan of Distribution  . . . . . . . 13
Experts . . . . . . . . . . . . . . 14
Legal Opinions  . . . . . . . . . . 14
=====================================   =====================================

         SUBJECT TO COMPLETION, DATED OCTOBER __, 1994
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                 , 1994

                  _____ PREFERRED SECURITIES
                      PACIFICORP DELAWARE
           CUMULATIVE ADJUSTABLE RATE MONTHLY INCOME
           PREFERRED SECURITIES, SERIES A ("MIPS"*)
      (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
          GUARANTEED TO THE EXTENT SET FORTH HEREIN B
                          PACIFICORP

     The Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing the limited partner interests offered hereby are being issued by PacifiCorp Delaware, L.P., a limited partnership formed under the laws of the State of Delaware ("PacifiCorp Delaware"). PacifiCorp, an Oregon corporation ("PacifiCorp"), is the general partner in PacifiCorp Delaware. PacifiCorp Delaware exists for the sole purpose of issuing its limited partnership interests and investing the proceeds thereof in debt securities of PacifiCorp. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the general partner's interest in PacifiCorp Delaware.
     Holders of the Series A Preferred Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year, commencing
             , 1994 ("dividends"). The dividend rate will be adjusted quarterly. The rate for the initial period from the
date of initial issuance to           , 1994 will be      % per
annum, which is equivalent to $          per Series A Preferred
Securities per annum. Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" from time to time in effect. The Applicable Rate for any
quarter will be equal to      % of the highest of the "Treasury
Bill Rate," the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such quarter. The Applicable Rate for any quarter will not be
less than      % per annum nor greater than     % per annum.
See "Description of the Series A Preferred Securities--
Dividends."
     The payment of dividends, out of moneys held by PacifiCorp Delaware, and payments on liquidation of PacifiCorp Delaware or the redemption of Series A Preferred Securities, as set forth below, are guaranteed by PacifiCorp to the extent described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. If PacifiCorp fails to make interest payments on the Adjustable Rate Deferrable Interest Junior Subordinated Debentures, Series A, Due 2034 (as described herein) ("Series A Junior Subordinated Debentures") purchased by PacifiCorp Delaware with the proceeds of the offering of the Series A Preferred Securities, PacifiCorp Delaware will have insufficient funds to pay dividends on the Series A Preferred Securities. The Guarantee does not cover payment of dividends when PacifiCorp Delaware does not have sufficient funds to pay such dividends. In such event, the remedy of a holder of Series A Preferred Securities is to enforce the rights of PacifiCorp Delaware under the Series A Junior Subordinated Debentures.
     The Series A Preferred Securities are redeemable at the option of PacifiCorp Delaware, in whole or in part, from time
to time, on or after                 , 1999, at $25 per Series
A Preferred Security plus accrued and unpaid dividends thereon (including any interest thereon) to the date fixed for redemption (the "Redemption Price"). See "Description of the Series A Preferred Securities--Optional Redemption."
     Upon the occurrence of certain events arising from a change in law or a change in legal interpretation regarding tax matters, PacifiCorp, in its capacity as the general partner of PacifiCorp Delaware (the "General Partner"), may dissolve PacifiCorp Delaware and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Junior Subordinated Debentures in lieu of any cash distribution. If the Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities, PacifiCorp will use its best efforts to have the Series A Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. The obligations of PacifiCorp under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of PacifiCorp. At June 30, 1994, Senior Indebtedness of PacifiCorp aggregated approximately $3.7 billion. Senior Indebtedness includes only indebtedness of PacifiCorp on an unconsolidated basis.See "Description of the Series A Preferred Securities--Tax Event Distribution" and "Description of the Series A Junior Subordinated Debentures."

     In the event of the dissolution of PacifiCorp Delaware, the holders of the Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon (including any interest thereon) to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities--Liquidation Distribution Upon Dissolution."
                     --------------------
     SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD DURING WHICH AND CIRCUMSTANCES UNDER WHICH PAYMENT OF DIVIDENDS ON THE SERIES A PREFERRED SECURITIES MAY BE DEFERRED.
                     --------------------
     Application will be made to list the Series A Preferred Securities on the New York Stock Exchange. Listing will be made subject to meeting the requirements of such Exchange, including those relating to distribution.

                     --------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
  COMMISSION NOR HAS THE SECURITIES AND EXCHANGE  COMMISSION
   OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION
         TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

                     --------------------

                                                                  Proceeds to
                                Initial Public    Underwriting    PacifiCorp
                                Offering Price    Commission(1)   Delaware(2)(3)
                                --------------    -------------   --------------
Per Series A Preferred Security $                           (2)   $
Total. . . . . . . . . . . .    $                           (2)   $
__________

(1) PacifiCorp Delaware and PacifiCorp have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Because the proceeds of the sale of the Series A Preferred Securities will ultimately be invested in Series A Junior Subordinated Debentures, the Underwriting Agreement provides that PacifiCorp will pay to the Underwriters
     $      per Series A Preferred Security (or $          in
     the aggregate); provided, that such compensation will be
     $        per Series A Preferred Security sold to certain
     institutions. Therefore, to the extent that Series A Preferred Securities are sold to such institutions, the actual amount of underwriting commission will be less than the amount specified in the preceding sentence. See "Underwriting."
(3)  Expenses of the offering which are payable by PacifiCorp
     are estimated to be $          .

                     --------------------

     The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The
Depository Trust Company on or about          , 1994.
__________
   * An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.
                     --------------------


GOLDMAN, SACHS & CO.                          SMITH BARNEY INC.

 THE DATE OF THIS PROSPECTUS SUPPLEMENT IS            , 1994.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                   PACIFICORP DELAWARE, L.P.

     PacifiCorp Delaware is a limited partnership which was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") by filing a certificate of limited partnership with the Delaware Secretary of State on August 26, 1994. The initial partners in PacifiCorp Delaware are PacifiCorp, as the General Partner, and PacifiCorp Preferred Capital, Inc., a Delaware corporation ("Capital"), as limited partner. Upon the issuance of the Series A Preferred Securities, which securities represent limited partner interests in PacifiCorp Delaware, Capital will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of PacifiCorp Delaware. The General Partner will agree to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to PacifiCorp Delaware. PacifiCorp and Capital entered into a limited partnership agreement dated as of August 25, 1994. Such limited partnership agreement will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

     PacifiCorp Delaware is managed by the General Partner and exists for the sole purpose of issuing its limited partnership interests and investing the proceeds thereof in deferrable interest junior subordinated debentures of PacifiCorp ("Junior Subordinated Debentures"). The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Series A Preferred Securities."

                          PACIFICORP

     PacifiCorp is an electric utility that conducts a retail electric utility business through two divisions, Pacific Power & Light Company ("Pacific Power") and Utah Power & Light Company ("Utah Power"), and engages in power production and sales on a wholesale basis under the name PacifiCorp. PacifiCorp is the indirect owner, through PacifiCorp Holdings, Inc. (a wholly-owned subsidiary), of 87% of Pacific Telecom, Inc. ("Pacific Telecom") and 100% of PacifiCorp Financial Services, Inc. ("PFS").

     Pacific Power and Utah Power furnish electric service in portions of seven western states: California, Idaho, Montana, Oregon, Utah, Washington and Wyoming. Pacific Telecom, through its subsidiaries, provides local telephone service and access to the long distance network in Alaska, seven other western states and three midwestern states, provides intrastate and interstate long distance communication services in Alaska, provides cellular mobile telephone services, and is engaged in sales of capacity in and operation of a submarine fiber optic cable between the United States and Japan. PFS plans to sell substantial portions of its loan, leasing and real estate investments over the next several years.

     The principal executive offices of PacifiCorp are located at 700 NE Multnomah, Suite 1600, Portland, Oregon 97232; the telephone number is (503) 731-2000.

                   INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

     SUBORDINATE OBLIGATIONS UNDER GUARANTEE AND SERIES A JUNIOR SUBORDINATED DEBENTURES. PacifiCorp's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of PacifiCorp. The obligations of PacifiCorp under the Series A Junior Subordinated Debentures described under "Description of the Series A Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of PacifiCorp. At June 30, 1994, Senior Indebtedness of PacifiCorp aggregated approximately $3.7 billion. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures or the Guarantee that limit PacifiCorp's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD. PacifiCorp has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by PacifiCorp Delaware during any such extended interest payment period. In the event that PacifiCorp exercises this right, PacifiCorp may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, PacifiCorp may further extend the interest payment period, provided that any such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, PacifiCorp may select a new extension period, subject to the above requirements. PacifiCorp Delaware and PacifiCorp believe that the extension of a payment period on the Series A Junior Subordinated Debentures is unlikely. See "Description of the Series A Preferred Securities--Dividends" and "Description of the Series A Junior Subordinated Debentures--Option to Extend Interest Payment Period."

     Should an extended interest payment period occur, PacifiCorp Delaware will continue to accrue income for United States federal income tax purposes, which will be allocated, but not distributed, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from PacifiCorp Delaware related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation--Potential Extension of Interest Payment Period."

     TAX EVENT DISTRIBUTION. Upon the occurrence of a Tax Event (as defined herein), the General Partner will dissolve PacifiCorp Delaware and cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in connection with the liquidation of PacifiCorp Delaware provided, however, that, as a condition to such dissolution and distribution, PacifiCorp Delaware shall be required to obtain an opinion of counsel (which may be regular tax counsel to PacifiCorp or an affiliate, but not an employee thereof) to the effect that the holders of the Series A Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Series A Junior Subordinated Debentures, and, provided further, that the General Partner may elect to cause the Series A Preferred Securities to remain outstanding. See "Description of the Series A Preferred Securities--Tax Event Distribution."

     In April 1994, the Internal Revenue Service (the "IRS") issued certain notices generally addressing the characteristics which distinguish debt from equity for various purposes under the federal income tax laws. In these notices, the IRS indicated that transactions involving securities that, like the securities offered hereby, have both debt and equity characteristics would be reviewed with scrutiny to determine how they would be treated for tax purposes. PacifiCorp believes that interest on the Series A Junior Subordinated Debentures will be deductible under the tests referred to in these notices. If,
however, the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any notice of proposed adjustment issued by the IRS to PacifiCorp or PacifiCorp Delaware, (c) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (d) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that
differs from the generally accepted position on              ,
1994, which amendment or change is effective, which notice of proposed adjustment is issued or which interpretation or
pronouncement is announced on or after                 , 1994,
there is more than an insubstantial risk that interest payable to PacifiCorp Delaware on the Series A Junior Subordinated Debentures will not be deductible by PacifiCorp for federal income tax purposes (or PacifiCorp Delaware is subject to federal income tax with respect to interest received on the Series A Junior Subordinated Debentures or to more than a de minimis amount of other taxes, duties or other governmental charges), the General Partner would have the option, subject to receiving a favorable opinion of tax counsel, to dissolve PacifiCorp Delaware and cause the Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities, as described under "Description of the Series A Preferred Securities--Tax Event Distribution."

                SELECTED FINANCIAL INFORMATION
    (Dollar amounts in millions, except per share amounts)

     The following selected financial information for each of the three years in the period ended December 31, 1993 and six months ended June 30, 1993 and 1994, has been derived from the consolidated financial statements of PacifiCorp for the respective periods. The consolidated financial statements for the three-year period ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent auditors, and the reports of Deloitte & Touche LLP are incorporated in the accompanying Prospectus by reference. This selected financial information should be read in conjunction with the financial statements and related notes thereto included in the Incorporated Documents (as defined in the accompanying Prospectus).

                                        Twelve Months Ended         Six Months
                                            December 31,           Ended June 30,
                                        -------------------        --------------
                                        1991    1992    1993        1993      1994
                                        ----    ----    ----        ----      ----
Income Statement Data:
  Revenues                             $3,168  $3,242  $3,412      $1,668    $1,701
  Income from Operations (1)              941     633     916         445       453
  Income from Continuing Operations       447     150     423         204       210
  Discontinued Operations (2)              60    (491)     52          --        --
  Cumulative Effect on Prior Years of
    a Change in Accounting for
    Income Taxes                           --      --       4           4        --
  Net Income (Loss)                       507    (341)    479         208       210
  Preferred Stock Dividend Requirements    26      37      39          19        20
  Earnings (Loss) on Common Stock         481    (378)    440         189       190
  Earnings (Loss) per Common Share:
    Continuing Operations                1.63     .42    1.40         .68       .67
    Discontinued Operations               .23   (1.84)    .19          --        --
    Cumulative Effect on Prior Years
      of a Change in Accounting for
      Income Taxes                         --      --     .01         .01        --

                                                          June 30, 1994
                                              ---------------------------------------
                                                    Actual           As Adjusted(3)
                                              -----------------    ------------------
                                              Amount         %     Amount          %
                                              ------        ---    ------         ---
Capital Structure:
  Long-Term Debt and Capital Lease
    Obligations                               $3,814        49%    $3,814         49%
  Preferred Stock                                367         5        367          5
  Preferred Stock Subject to Mandatory
    Redemption                                   219         3        219          3
  Common Equity                                3,345        43      3,345         43
                                               -----       ---      -----        ---
    Total                                     $7,745       100%    $7,745        100%
                                               =====       ===      =====        ===
Short-Term Debt                               $  528
Long-term Debt and Capital Lease Obligations
  Currently Maturing                          $  164               $  164
Minority Interest                             $  104               $
____________________

(1) Income before income taxes, interest, other nonoperating items, discontinued operations and cumulative effect of a change in an accounting principle.
(2) Discontinued operations represents PacifiCorp's interests in NERCO, Inc. and an international communications subsidiary of Pacific Telecom.
(3) Adjusted to give effect to the issuance and sale of the Series A Preferred Securities of PacifiCorp Delaware and the investment of the proceeds thereof in Series A Junior Subordinated Debentures of PacifiCorp. Such proceeds will ultimately be used by PacifiCorp to retire its short-term debt. See "Use of Proceeds." The above table sets forth the effects of consolidation of PacifiCorp and all of its consolidated subsidiaries, including PacifiCorp Delaware. The Series A Preferred Securities are recorded as minority interest.

                        USE OF PROCEEDS

     The proceeds from the sale of the Series A Preferred
Securities will be invested in the Series A Junior Subordinated
Debentures issued pursuant to the Indenture described herein, and ultimately will be used by PacifiCorp to repay its short-term borrowings and for the other corporate purposes.

       DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

     All of the partnership interests in PacifiCorp Delaware, other than the Series A Preferred Securities offered hereby, are owned directly or indirectly by PacifiCorp. The Limited Partnership Agreement authorizes and creates the Series A Preferred Securities, which represent limited partner interests in PacifiCorp Delaware (the "Preferred Securities"). Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on liquidation over the General Partner's interest in PacifiCorp Delaware. The Limited Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of PacifiCorp Delaware, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by PacifiCorp Delaware. The summary of certain terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement and the Partnership Act.

DIVIDENDS

     Dividends on the Series A Preferred Securities will be
cumulative, will accrue from              , 1994 and will be
payable monthly in arrears, on the last day of each calendar
month of each year, commencing                 , 1994, when, as
and if available and determined to be so payable by PacifiCorp, as the General Partner, except as otherwise described below. Accrued and unpaid dividends after the dividend payment date therefor will bear interest thereon at the rate per annum equal to the dividend rate during the period of arrearage. The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     The dividend rate will be adjusted quarterly. The rate for the initial period from the date of initial issuance to
            , 1994 will be      % per annum, which is
equivalent to $          per Series A Preferred Security per
annum. Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" (as defined below) from time to time in effect.

     PacifiCorp has the right under the Indenture to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest) by PacifiCorp Delaware during any such extended interest payment period. In the event that PacifiCorp exercises this right, PacifiCorp may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, PacifiCorp may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, PacifiCorp may select a new extension period, subject to the above requirements. See "Description of the Series A Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period."

     Dividends on the Series A Preferred Securities must be paid on the dates payable to the extent that PacifiCorp Delaware has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that PacifiCorp Delaware's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Junior Subordinated Debentures in which PacifiCorp Delaware will invest the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partner's capital contribution. See "Description of the Series A Junior Subordinated Debentures." The payment of dividends, out of moneys held by PacifiCorp Delaware, are guaranteed by PacifiCorp as set forth under "Description of the Guarantee" in the accompanying Prospectus.

     Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of PacifiCorp Delaware on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance-The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

     Except as provided below in this paragraph, the "Applicable Rate" for any quarter (other than the initial
period) will be equal to      % of the Effective Rate (as
defined below), but not less than      % per annum nor more
than     % per annum.  The "Effective Rate" for any quarter
will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Applicable Rate will be rounded to the nearest five hundredths of a percent. In the event that PacifiCorp Delaware determines in good faith that for any reason:

          (i)  any one of the Treasury Bill Rate, the Ten Year
     Constant Maturity Rate or the Thirty Year Constant
     Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined.

          (ii) only one of the Treasury Bill Rate, the Ten Year
     Constant Maturity Rate and the Thirty Year Constant
     Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

          (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

     Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that a per annum secondary market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that PacifiCorp Delaware determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to PacifiCorp Delaware by at least three recognized dealers in U.S. Government securities selected by PacifiCorp Delaware. In the event that PacifiCorp Delaware determines in good faith that for any reason PacifiCorp Delaware cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rate based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to PacifiCorp Delaware by at least three recognized dealers in U.S. Government securities selected by PacifiCorp Delaware.

     Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by the Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that PacifiCorp Delaware determines in good faith that for any reason PacifiCorp Delaware cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to PacifiCorp Delaware by at least three recognized dealers in U.S. Government securities selected by PacifiCorp Delaware.

     Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that PacifiCorp Delaware determines in good faith that for any reason PacifiCorp Delaware cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to PacifiCorp Delaware by at least three recognized dealers in U.S. Government securities selected by PacifiCorp Delaware.

     The Treasury Bill Rate, the Ten Year Constant Maturity
Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

     The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by PacifiCorp Delaware according to the appropriate method described above. PacifiCorp Delaware will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to The Depository Trust Company (the "Depository" or "DTC"), New York, New York, the securities depository for the Series A Preferred Securities. See "Book-Entry-Only Issuance--The Depository Trust Company" below.

     As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of ten years; and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of thirty years.

CERTAIN RESTRICTIONS ON PACIFICORP DELAWARE

     If dividends have not been paid in full on the Series A
Preferred Securities, PacifiCorp Delaware shall not:

          (i) pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amount of any dividends declared on any other series of Preferred Securities is paid on such other series of Preferred Securities and the Series A Preferred Securities on a pro rata basis on the date such dividends are paid on such other series of Preferred Securities, so that

               (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

               (y)  the aggregate of all accrued and unpaid
          dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of Preferred Securities; or

          (ii) redeem, purchase or otherwise acquire any other
     Preferred Securities;

until, in each case, such time as all accrued and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

     As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

     The Series A Preferred Securities are redeemable, at the option of PacifiCorp Delaware, in whole or in part, from time
to time, on or after                 , 1999, upon not less than
30 nor more than 60 days' notice, at the Redemption Price. In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance--The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, PacifiCorp Delaware may only redeem the Series A Preferred Securities in whole. If PacifiCorp Delaware redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest, including Additional Interest (as defined below), if any.

TAX EVENT DISTRIBUTION

     If a Tax Event (as defined below) shall occur and be continuing, the General Partner shall dissolve PacifiCorp
Delaware and, after satisfaction of liabilities of creditors as required by the Partnership Act, cause Series A Junior
Subordinated Debentures having an aggregate principal amount and accrued and unpaid interest equal to the aggregate of the stated liquidation preference of, and accrued and unpaid dividends on, the Series A Preferred Securities to be distributed to the holders of the Series A Preferred Securities in liquidation of PacifiCorp Delaware, within 90 days following the occurrence of such Tax
Event; provided, however, that, as a condition of such dissolution and distribution, PacifiCorp Delaware shall be required to obtain an opinion of counsel (which may be regular tax counsel to PacifiCorp or an affiliate, but not an employee thereof) to the effect that the holders of the Series A
Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Series A Junior Subordinated Debentures; and, provided further, that the General Partner may elect to cause the Series A Preferred Securities to remain outstanding.

     "Tax Event" means that the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any notice of proposed adjustment issued by the IRS to PacifiCorp or PacifiCorp Delaware, (c) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (d) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally
accepted position on                 , 1994, which amendment or
change is effective, which notice of proposed adjustment is issued or which interpretation or pronouncement is announced on
or after                 , 1994, there is more than an
insubstantial risk that (i) PacifiCorp Delaware is subject to federal income tax with respect to interest received on the Series A Junior Subordinated Debentures, (ii) interest payable to PacifiCorp Delaware on the Series A Junior Subordinated Debentures will not be deductible by PacifiCorp for federal income tax purposes or (iii) PacifiCorp Delaware will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     After the date fixed for any distribution of Series A Junior Subordinated Debentures, upon dissolution of PacifiCorp Delaware, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Series A Preferred Securities, will return the registered global certificate or certificates representing the Series A Preferred Securities and will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having an aggregate principal amount and accrued and unpaid interest equal to the aggregate of the stated liquidation preference of, and accrued and unpaid dividends on, such Series A Preferred Securities until such certificates are presented to PacifiCorp or its agent for transfer or reissuance.

MANDATORY REDEMPTION

     Upon any redemption or repayment of the Series A Junior Subordinated Debentures at maturity or earlier, the proceeds from such redemption or repayment will be applied to redeem the Series A Preferred Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

     PacifiCorp Delaware may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

     If PacifiCorp Delaware gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, PacifiCorp Delaware will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by PacifiCorp Delaware or by PacifiCorp pursuant to the Guarantee described under "Description of the Guarantee" in the accompanying Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), PacifiCorp or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market, or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of PacifiCorp Delaware, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of PacifiCorp Delaware available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General
Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Series A Preferred Security and accrued and unpaid dividends thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount and accrued and unpaid interest equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Series A Preferred Securities.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because PacifiCorp Delaware has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by PacifiCorp Delaware on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid on a pro rata basis, so that

          (i) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

          (ii) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

     Pursuant to the Limited Partnership Agreement, PacifiCorp Delaware shall be dissolved and its affairs shall be wound up:
(i) on December 31, 2039, the expiration of the term of PacifiCorp Delaware, subject to extension for an additional 40 years by the General Partner, (ii) upon the bankruptcy of the General Partner or the assignment by the General Partner of its entire interest in PacifiCorp Delaware when the assignee is not admitted to PacifiCorp Delaware as a general partner of PacifiCorp Delaware in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of PacifiCorp Delaware under the Partnership Act, unless the business of PacifiCorp Delaware is continued in accordance with the Partnership Act, (iii) in accordance with the provisions of the Series A Preferred Securities, (iv) upon the entry of a decree of a judicial dissolution or (v) upon the written consent of all partners of PacifiCorp Delaware.

MERGER, CONSOLIDATION OR AMALGAMATION OF PACIFICORP DELAWARE

     PacifiCorp Delaware may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.
PacifiCorp Delaware may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited liability company, limited partnership or a trust organized as such under the laws of any state of the United States of America;
provided, that (i) such successor entity either (x) expressly assumes all of the obligations of PacifiCorp Delaware under the Series A Preferred Securities or (y) substitutes for the Series
A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends or in the assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and dividends or in the assets of PacifiCorp Delaware, (ii) PacifiCorp expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred
Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose substantially identical to that of PacifiCorp Delaware and (vii) prior to such merger, consolidation, amalgamation or replacement, PacifiCorp has received an opinion of nationally recognized independent counsel to PacifiCorp Delaware experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, PacifiCorp and such successor entity will be in compliance with the Investment Company Act of 1940, as amended ("1940 Act") without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SERIES A PREFERRED SECURITIES

   Under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "--Voting Rights" below, including the right to appoint a Special Representative, which Special Representative shall be authorized to enforce PacifiCorp Delaware's creditor rights under the Series A Junior Subordinated Debentures and to enforce the rights of holders of Series A Preferred Securities under the Guarantee.

VOTING RIGHTS

     Except as provided below and under "Description of the Guarantee--Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Limited Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

     If (i) PacifiCorp Delaware fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) PacifiCorp is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee--Certain Covenants of PacifiCorp" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of PacifiCorp Delaware and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the majority vote of such holders to appoint and authorize a Special Representative to enforce PacifiCorp Delaware's creditor rights under the Series A Junior Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends on the Series A Preferred Securities. The Special Representative shall not by virtue of acting in such capacity be admitted as a general partner in PacifiCorp Delaware or otherwise be deemed to be a general partner in PacifiCorp Delaware and shall have no liability for the debts, obligations or liabilities of PacifiCorp Delaware. For purposes of determining whether PacifiCorp Delaware has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a Special Representative of PacifiCorp Delaware and the limited partners if PacifiCorp Delaware (or PacifiCorp pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and PacifiCorp, in its capacity as the General Partner shall continue the business of PacifiCorp Delaware without dissolution. Notwithstanding the appointment of any such Special Representative, PacifiCorp shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period as provided under "Description of the Series A Junior Subordinated Debentures--Option to Extend Interest Payment Period."

     If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action which would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in PacifiCorp Delaware ranking, as to participation in the profits and dividends or in the assets of PacifiCorp Delaware, senior to the Series A Preferred Securities), or (ii) the dissolution, winding-up or termination of PacifiCorp Delaware, other than (x) in connection with the distribution of Series A Junior Subordinated Debentures upon the occurrence of a Tax Event or (y) as described under "Merger, Consolidation or Amalgamation of PacifiCorp Delaware" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66-2/3% in liquidation preference of such outstanding
Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of PacifiCorp Delaware is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of PacifiCorp.

     The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation of, any further limited partner interests of PacifiCorp Delaware ranking pari passu with the Series A Preferred Securities with regard to participation in the profits and dividends or in the assets of PacifiCorp Delaware. Holders of Series A Preferred Securities have no preemptive rights.

     So long as any Series A Junior Subordinated Debentures are held by PacifiCorp Delaware, the General Partner shall not
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66-2/3% in liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Junior Subordinated Debentures.

     Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in PacifiCorp Delaware or pursuant to written consent. PacifiCorp Delaware will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Series A Preferred
Securities will be required for PacifiCorp Delaware to redeem and cancel Series A Preferred Securities in accordance with the Limited Partnership Agreement.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by PacifiCorp or any entity owned more than 50% by PacifiCorp, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect
Participants, and by Direct Participants and Indirect
Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Although voting with respect to the Series A Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to PacifiCorp

Delaware as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Dividend payments on the Series A Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, PacifiCorp Delaware or PacifiCorp, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of PacifiCorp Delaware, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to PacifiCorp Delaware. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, PacifiCorp Delaware (with the consent of PacifiCorp) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that PacifiCorp Delaware and PacifiCorp believe to be reliable, but PacifiCorp Delaware and PacifiCorp take no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

     PacifiCorp will act as registrar and transfer agent for the Series A Preferred Securities.

     Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of PacifiCorp Delaware, but upon payment (with the giving of such indemnity as PacifiCorp Delaware or PacifiCorp may require) in respect of any tax or other government charges which may be imposed in relation to it.

     PacifiCorp Delaware will not be required to register or cause to be registered the transfer of Series A Preferred
Securities after such Series A Preferred Securities have been called for redemption.

MISCELLANEOUS

     The General Partner is authorized and directed to conduct its affairs and to operate PacifiCorp Delaware in such a way that PacifiCorp Delaware will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of PacifiCorp for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

  DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Series A Junior Subordinated Debentures in which PacifiCorp Delaware will invest the proceeds of the issuance and sale of
(i) the Series A Preferred Securities and (ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"). This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures." The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture, dated as of
       , 1994, between PacifiCorp and The Bank of New York, as Trustee, as supplemented by a First Supplemental Indenture,
dated as of                 , 1994 (such Indenture, as so
supplemented, is hereinafter referred to as the "Indenture"').

     Under certain circumstances involving the dissolution of PacifiCorp Delaware following the occurrence of a Tax Event, Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of PacifiCorp Delaware. See "Description of the Series A Preferred Securities--Tax Event Distribution."

GENERAL

     The Series A Junior Subordinated Debentures will be issued as a series of unsecured Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to approximately
$            million, such amount being the sum of the
aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

     The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
         , 2034.

     The Series A Junior Subordinated Debentures, if distributed to holders of Series A Preferred Securities in dissolution, will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security (as defined below). See "--Book-Entry and Settlement." In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registerable and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that payment of interest may be made at the option of PacifiCorp by check mailed to the address of the persons entitled thereto.

     If the Series A Junior Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of PacifiCorp Delaware, PacifiCorp will use its best efforts to list the Series A Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.

MANDATORY PREPAYMENT

     If PacifiCorp Delaware redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest, including Additional Interest (as defined below), if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree.

OPTIONAL REDEMPTION

     PacifiCorp shall have the right to redeem the Series A Junior Subordinated Debentures, in whole or in part, from time
to time, on or after                 , 1999, upon not less than
30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. Upon any redemption of the Series A Junior Subordinated Debentures, the proceeds from such redemption will be applied to redeem the Series A Preferred Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

INTEREST

     Each Series A Junior Subordinated Debenture shall bear interest at an interest rate which will be adjusted quarterly. The rate for the initial period from the date of initial
issuance to                 , 1994 will be     % per annum.
Thereafter, interest on the Series A Junior Subordinated Debentures will be payable at the "Applicable Rate" in effect from time to time. The Applicable Rate for any quarter will be
equal to      % of the highest of the "Treasury Bill Rate," the
"Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such quarter. The
Applicable Rate for any quarter will not be less than     % per
annum nor greater than     % per anum.  The "Treasury Bill
Rate," the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" with respect to any quarter shall be determined by PacifiCorp Delaware in the same manner as, and consistent with its determinations with respect to, quarters for the purpose of dividends payable on the Series A Preferred Securities. See "Description of the Series A Preferred Securities--Dividends."

     Interest on the Series A Junior Subordinated Debentures is payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date"),
commencing             , 1994, to the person in whose name such
Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, PacifiCorp shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     PacifiCorp shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period PacifiCorp shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, PacifiCorp shall not declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, PacifiCorp may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, PacifiCorp may select a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. If PacifiCorp Delaware shall be the sole holder of the Series A Junior Subordinated Debentures, PacifiCorp shall give PacifiCorp Delaware notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Series A Preferred Securities are payable or (ii) the date PacifiCorp Delaware is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. PacifiCorp shall cause PacifiCorp Delaware to give notice of PacifiCorp's selection of such Extension Period to the holders of the Series A Preferred Securities. If PacifiCorp Delaware shall not be the sole holder of the Series A Junior Subordinated Debentures, PacifiCorp shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of
(i) the Interest Payment Date or (ii) the date PacifiCorp is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Junior Subordinated Debentures, of the record or payment date of such related interest payment but in any event not less than three Business Days prior to such record date.

ADDITIONAL INTEREST

     If at any time PacifiCorp Delaware shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then PacifiCorp will pay as interest to PacifiCorp Delaware as the holder of the Series A Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if PacifiCorp Delaware would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, PacifiCorp also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by PacifiCorp Delaware after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts PacifiCorp Delaware would have received had no such taxes, duties, assessments or governmental charges been imposed.

SET-OFF

     Notwithstanding anything to the contrary in the Indenture, PacifiCorp shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent PacifiCorp has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT



     In case any Event of Default (as defined in the Indenture) shall occur and be continuing, PacifiCorp Delaware will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SERIES A PREFERRED STOCK

   Under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities--Voting Rights," including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise PacifiCorp Delaware's right to accelerate the principal amount of the Series A Junior Subordinated Debentures if any Event of Default shall occur and be continuing, to enforce

PacifiCorp Delaware's other creditor rights under the Series A Junior Subordinated Debentures and to enforce the rights of holders of Series A Preferred Securities under the Guarantee.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Series A Preferred Securities in connection with the dissolution of PacifiCorp Delaware as a result of the occurrence of a Tax Event, the Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC. Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global
Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     THE DEPOSITORY. DTC will act as security depository for the Series A Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred Securities-- Book-Entry-Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

     Neither PacifiCorp, the Trustee, any paying agent nor any other agent of PacifiCorp or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DISCONTINUANCE OF THE DEPOSITORY'S SERVICES. A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies PacifiCorp that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) PacifiCorp in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     For restrictions on certain actions of the General Partner with respect to Series A Junior Subordinated Debentures held by PacifiCorp Delaware, see "Description of the Series A Preferred
Securities--Voting Rights."

                    UNITED STATES TAXATION

GENERAL

     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Stoel Rives Boley Jones & Grey, counsel to PacifiCorp and PacifiCorp Delaware, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States that hold the Series A Preferred Securities as a capital asset and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

INCOME FROM SERIES A PREFERRED SECURITIES

     In the opinion of Stoel Rives Boley Jones & Grey, PacifiCorp Delaware will be a partnership for federal income tax purposes. Accordingly, each holder of Series A Preferred Securities will be required to include in gross income such holder's distributive share of the net income of PacifiCorp Delaware. Such income will not exceed the dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period." No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

     Gain or loss will be recognized on a sale, exchange or other disposition of Series A Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the holder's tax basis for the Series A Preferred Securities sold. Gain or loss recognized by a holder on the sale or exchange of a Series A Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A JUNIOR SUBORDINATED DEBENTURES UPON
LIQUIDATION OF PACIFICORP DELAWARE

     Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities--Tax Event Distribution", Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of PacifiCorp Delaware. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Series A Preferred Securities and would result in the holder of Series A Preferred Securities receiving an aggregate tax basis in the Series A Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A holder's holding period in the Series A Junior Subordinated Debentures so received in liquidation of PacifiCorp Delaware would include the period for which the Series A Preferred Securities were held by such holder. As a condition to the dissolution of PacifiCorp Delaware and such a distribution, PacifiCorp Delaware will be required to obtain an opinion of counsel (which may be regular tax counsel to PacifiCorp or an affiliate, but not an employee thereof) to the effect that the holders of the Series A Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Series A Junior Subordinated Debentures.

PACIFICORP DELAWARE INFORMATION RETURNS AND AUDIT PROCEDURES

     PacifiCorp, as the General Partner of PacifiCorp Delaware, will furnish each holder of Series A Preferred Securities with a Schedule K-1 each year setting forth such holder's allocable share of income for the prior calendar year. PacifiCorp is required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31.

     Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to PacifiCorp Delaware (a) the name, address and taxpayer identification number of the Beneficial Owner and the nominee; (b) information as to whether the Beneficial Owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the Beneficial Owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to PacifiCorp Delaware. The nominee is required to supply the Beneficial Owners of the Series A Preferred Securities with the information furnished to PacifiCorp Delaware.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

     Under the Indenture, PacifiCorp has the right to extend from time to time the interest payment period on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months. Because the interest payment period is extendable by PacifiCorp, the interest on the Series A Junior Subordinated Debentures will be treated as "original issue discount" pursuant to Code sections 1271 et seq. and the Treasury Regulations promulgated thereunder. PacifiCorp Delaware will therefore be required, during any Extension Period, to include in gross income the interest on the Series A Junior Subordinated Debentures as it accrues in accordance with a constant yield method (notwithstanding that no cash payments will be made during an Extension Period). Likewise, regardless of its regular method of accounting for tax purposes, each holder of Series A Junior Subordinated Debentures (after a dissolution of PacifiCorp Delaware) will be required, during any Extension Period, to include in income the interest on the Series A Junior Subordinated Debentures as it accrues in accordance with such method.

     Accrued income of PacifiCorp Delaware will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period or any other nonpayment period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period or other nonpayment period will include interest in gross income but will not receive any cash related thereto from PacifiCorp Delaware. A holder's tax basis in a Series A Preferred Security will be increased by the amount of any interest that is included in income without the receipt of cash, and will be decreased again when and if such cash is subsequently received from PacifiCorp Delaware.

UNITED STATES ALIEN HOLDERS

     For purposes of the following discussion, a "United States Alien Holder" is any holder that is (i) a nonresident alien individual, (ii) a foreign corporation or partnership or
(iii) an estate or trust that has a foreign fiduciary, in each case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

     Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

          (i) Payments by PacifiCorp Delaware or any of its paying agents in respect of a Series A Preferred Security to a United States Alien Holder will not be subject to United States federal withholding tax provided that
     (a) the Beneficial Owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of PacifiCorp entitled to vote, (b) the Beneficial Owner of the Series A Preferred Security is not a controlled foreign corporation that is related to PacifiCorp through stock ownership and (c) the Beneficial Owner provides the correct certification of United States Alien Holder status (which may generally be satisfied by providing an IRS Form W-8 certifying that the Beneficial Owner is a United States Alien Holder and providing the name and address of the Beneficial Owner); and

          (ii) A United States Alien Holder will not be subject to United States federal withholding tax and generally will not be subject to United States federal income tax on gain realized from the sale or exchange of a Series A Preferred Security. Under certain conditions, a United States Alien Holder may be subject to United States federal income tax on gain or income received with respect to the sale or exchange of a Series A Preferred Security. Such income taxation may occur, for example, if the United States Alien Holder (a) is engaged in a trade or business in the United States and gain or income is effectively connected with the conduct of that trade or business or
     (b) is an individual present in the United States for 183 days or more during the taxable year, and certain other conditions are met. Such taxation is beyond the scope of this summary and should be discussed with a tax advisor. If income is effectively connected with the conduct of a trade or business in the United States by a United States Alien Holder, withholding of United States federal income tax may be required unless the United States Alien Holder files with PacifiCorp Delaware or its paying agent an IRS form to the effect that the income is so effectively connected.

If the Series A Junior Subordinated Debentures were not treated as debt, or if Pacificorp Delaware were not treated as a partnership, for United States federal income tax purposes, United States Alien Holders could experience tax consequences different from those currently anticipated, including consequences related to withholding on payment and United States estate tax consequences.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

     In general, information reporting requirements will also apply to payments of principal and interest on a Series A Junior Subordinated Debenture distributed to a holder of Series A Preferred Securities, and the proceeds of the sale of a Series A Junior Subordinated Debenture prior to maturity within the United States, with respect to non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

     Information reporting and backup withholding will not apply to payments of principal and interest made by PacifiCorp or a paying agent to a United States Alien Holder on a Series A Junior Subordinated Debenture distributed to a holder of Series A Preferred Securities if the certification described in clause
(i)(c) under "United States Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States Holder.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities or Series A
Junior Subordinated Debentures distributed to such a holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities or Series A Junior
Subordinated Debentures distributed to a holder of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                         UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, PacifiCorp Delaware has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co., Smith Barney Inc. and are acting as Representatives (the "Representatives"), has severally agreed to purchase from PacifiCorp Delaware the respective number of Series A Preferred Securities set forth opposite its name below:

                                             Number of
                                             Preferred
       Underwriter                          Securities
       -----------                          ----------

       Goldman, Sachs & Co. . . . . . . . .
       Smith Barney Inc.. . . . . . . . . .




                                            ----------
             Total . . . . . . . . . . . . .==========

     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such
price less a concession of $      per Series A Preferred
Security.  The Underwriters may allow, and such dealers may
reallow, a concession not in excess of $      per Series A
Preferred Security to certain brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     Because the proceeds of the sale of the Series A Preferred Securities will ultimately be used to purchase the Series A Junior Subordinated Debentures, the Underwriting Agreement provides that PacifiCorp will pay an amount equal to $
per Series A Preferred Security ($      per Series A Preferred
Security sold to certain institutions) for the accounts of the several Underwriters.

     PacifiCorp and PacifiCorp Delaware have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including 30 days after the closing date, not to offer, sell, contract to sell, or otherwise dispose of any Series A Preferred Securities, any limited partnership interests of PacifiCorp Delaware, or any preferred stock or any other securities of PacifiCorp Delaware or PacifiCorp that are substantially similar to the Series A Preferred Securities, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partnership interests, preferred stock or such substantially similar securities of either PacifiCorp Delaware or PacifiCorp, without the prior written consent of the Underwriters.

     Prior to this offering, there has been no public market for the Series A Preferred Securities. Application will be made to list the Series A Preferred Securities on the New York Stock Exchange. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.

     PacifiCorp Delaware and PacifiCorp have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to have PacifiCorp and PacifiCorp Delaware contribute to payments such Underwriters may be required to make on respect thereof.

     Certain of the Underwriters engage in transactions with, and from time to time have performed services for, PacifiCorp and its subsidiaries in the ordinary course of business.

                         LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of PacifiCorp Delaware are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to PacifiCorp and PacifiCorp Delaware. The validity of the Indenture, the Guarantee and the Series A Junior Subordinated Debentures will be passed upon on behalf of PacifiCorp Delaware and PacifiCorp by Stoel Rives Boley Jones & Grey, Portland, Oregon, and on behalf of the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Stoel Rives Boley Jones & Grey and Winthrop, Stimson, Putnam & Roberts may rely on Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Statements as to United States taxation in the Prospectus Supplement under the caption "United States Taxation" have been passed upon for PacifiCorp and PacifiCorp Delaware by Stoel Rives Boley Jones & Grey and are stated herein on their authority.

===============================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                     ____________________

                       TABLE OF CONTENTS

                     PROSPECTUS SUPPLEMENT

PacifiCorp Delaware. . . . . . . . . . . . . . . . . . . . . . S-3
PacifiCorp . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Investment Considerations. . . . . . . . . . . . . . . . . . . S-4
Selected Financial Information . . . . . . . . . . . . . . . . S-6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . S-6
Description of the Series A
  Preferred Securities . . . . . . . . . . . . . . . . . . . . S-7
Description of the Series A
  Junior Subordinated Debentures . . . . . . . . . . . . . . . S-18
United States Taxation . . . . . . . . . . . . . . . . . . . . S-22
Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . S-25
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . S-26
                          PROSPECTUS
Available Information. . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain
  Documents by Reference . . . . . . . . . . . . . . . . . . . 2
PacifiCorp . . . . . . . . . . . . . . . . . . . . . . . . . . 3
PacifiCorp Delaware, L.P.. . . . . . . . . . . . . . . . . . . 3
Consolidated Ratios of Earnings
  to Fixed Charges . . . . . . . . . . . . . . . . . . . . . . 4
Consolidated Ratios of Earnings to
  Combined Fixed Charges and Preferred
  Stock Dividends. . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 4
Description of the Junior
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . 4
Description of the Preferred Securities. . . . . . . . . . . . 10
Description of the Guarantee . . . . . . . . . . . . . . . . . 11
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . 13
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . 14

===============================================================

===============================================================



                  _____ PREFERRED SECURITIES,



                      PACIFICORP DELAWARE



                   GUARANTEED TO THE EXTENT
                    SET FORTH HEREUNDER BY



                          PACIFICORP



                     CUMULATIVE ADJUSTABLE
                      RATE MONTHLY INCOME
                     PREFERRED SECURITIES
                           SERIES A





                     --------------------


                     PROSPECTUS SUPPLEMENT


                     --------------------








                     GOLDMAN, SACHS & CO.
                       SMITH BARNEY INC.



===============================================================

                 SUBJECT TO COMPLETION, DATED OCTOBER __, 1994

                                 $150,000,000

                                  PACIFICORP
                        JUNIOR SUBORDINATED DEBENTURES

                              PACIFICORP DELAWARE
                             PREFERRED SECURITIES
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                                  PACIFICORP
                             ____________________

      PacifiCorp, an Oregon corporation ("PacifiCorp"), may from time to time offer its deferrable interest junior subordinated debentures (the "Junior Subordinated Debentures") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Junior Subordinated Debentures when issued will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of PacifiCorp. See "Description of the Junior Subordinated Debentures."
      PacifiCorp Delaware, L.P. ("PacifiCorp Delaware"), a Delaware special purpose limited partnership in which PacifiCorp is the general partner, may offer, from time to time, its preferred securities, representing limited partner interests (the "Preferred Securities"), in one or more series. The payment of periodic cash distributions ("dividends") with respect to Preferred Securities of any series, out of moneys held by PacifiCorp Delaware, and payments on liquidation or redemption with respect to the Preferred Securities are guaranteed by PacifiCorp to the extent described herein (the "Guarantee"). PacifiCorp's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of PacifiCorp and pari passu with the most senior preferred stock issued by PacifiCorp. Junior Subordinated Debentures also may be issued and sold from time to time in one or more series by PacifiCorp to PacifiCorp Delaware in connection with the investment of the proceeds from the offering of Preferred Securities. The Junior Subordinated Debentures subsequently may be distributed pro rata to holders of Preferred Securities in connection with the dissolution of PacifiCorp Delaware upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").
      Specific terms of the particular Junior Subordinated Debentures and Preferred Securities of any series in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement with respect to such series, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, interest rate or rates (or the method of determining such rate or rates), if any, dates on which premium, if any, and interest will be payable, any redemption provisions, any sinking fund provisions, the initial public offering price, any listing on a securities exchange and any other terms and (ii) in the case of Preferred Securities, the specific designation, number of Preferred Securities, dividend rate or rates (or the method of determining such rate or rates), dates on which dividends will be payable, liquidation preference, voting rights, any redemption provisions, terms for any conversion or exchange into other securities, the initial public offering price, any listing on a securities exchange, and any other rights, preferences, privileges, limitations and restrictions.
      The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $150,000,000.
      The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.
                          ___________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ___________________________

      The Offered Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any agents, dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Offered Securities. See "Plan of Distribution."

               THE DATE OF THIS PROSPECTUS IS            , 1994.
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                             AVAILABLE INFORMATION

      PacifiCorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information (including proxy and information statements) filed by PacifiCorp can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10046, and Chicago Regional Office, 500 W. Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. The Common Stock of PacifiCorp is listed on the New York and Pacific Stock Exchanges. Reports, proxy statements and other information concerning PacifiCorp can be inspected at their respective offices: New York Stock Exchange, 20 Broad Street, New York, New York 10005, and Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

      PacifiCorp Delaware and PacifiCorp have filed with the Commission a joint Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to PacifiCorp, PacifiCorp Delaware and the Offered Securities, reference is hereby made to such Registration Statement, including the exhibits thereto, which may be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which may be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.

      No separate financial statements of PacifiCorp Delaware have been included herein. PacifiCorp and PacifiCorp Delaware do not consider that such financial statements would be material to holders of Preferred Securities offered hereby because PacifiCorp Delaware is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. PacifiCorp Delaware is a limited partnership formed under the laws of the State of Delaware. PacifiCorp is the sole general partner of PacifiCorp Delaware and, as of the date hereof, directly or indirectly beneficially owns all of PacifiCorp Delaware's partnership interests. See "PacifiCorp Delaware, L.P."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by PacifiCorp with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

            (1) PacifiCorp's Annual Report on Form 10-K for the year ended December 31, 1993 (as amended by Form 10-K/A dated June 7, 1994);

            (2) PacifiCorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and

            (3) PacifiCorp's Current Reports on Form 8-K dated January 18 and May 24, 1994.

      All documents filed by PacifiCorp pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"; provided, however, that all documents filed by PacifiCorp pursuant to Section 13 or 14 of the Exchange Act in each year during which the offering made by this Prospectus is in effect prior to the filing with the Commission of PacifiCorp's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      PACIFICORP HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS SHOULD BE DIRECTED TO RICHARD T. O'BRIEN, VICE PRESIDENT, PACIFICORP, 700 NE MULTNOMAH, SUITE 1600, PORTLAND, OREGON 97232, TELEPHONE NUMBER (503) 731-2000. THE INFORMATION RELATING TO PACIFICORP CONTAINED IN THIS PROSPECTUS DOES NOT PURPORT TO BE COMPREHENSIVE AND SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PACIFICORP DELAWARE OR PACIFICORP. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

      NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PACIFICORP OR ITS SUBSIDIARIES SINCE THE DATE OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT, AS THE CASE MAY BE.

                                  PACIFICORP

      PacifiCorp is an electric utility that conducts a retail electric utility business through two divisions, Pacific Power & Light Company ("Pacific Power") and Utah Power & Light Company ("Utah Power"), and engages in power production and sales on a wholesale basis under the name PacifiCorp. PacifiCorp is the indirect owner, through PacifiCorp Holdings, Inc. (a wholly-owned subsidiary), of 87% of Pacific Telecom, Inc. ("Pacific Telecom") and 100% of PacifiCorp Financial Services, Inc. ("PFS").

      Pacific Power and Utah Power furnish electric service in portions of seven western states: California, Idaho, Montana, Oregon, Utah, Washington, and Wyoming. Pacific Telecom, through its subsidiaries, provides local telephone service and access to the long distance network in Alaska, seven other western states and three midwestern states, provides intrastate and interstate long distance communication services in Alaska, provides cellular mobile telephone services, and is engaged in sales of capacity in and operation of a submarine fiber optic cable between the United States and Japan. PFS plans to sell substantial portions of its loan, leasing and real estate investments over the next several years.

      The principal executive offices of PacifiCorp are located at 700 NE Multnomah, Suite 1600, Portland, Oregon 97232; the telephone number is (503) 731-2000.

                           PACIFICORP DELAWARE, L.P.

      PacifiCorp Delaware is a limited partnership formed under the laws of the State of Delaware. PacifiCorp Delaware exists for the sole purpose of issuing its limited partnership interests and investing the net proceeds thereof in Junior Subordinated Debentures. Such Junior Subordinated Debentures will be the only assets of PacifiCorp Delaware and the only revenues of PacifiCorp Delaware will be the interest on such Junior Subordinated Debentures. PacifiCorp is the sole general partner in PacifiCorp Delaware (the "General Partner"). PacifiCorp Preferred Capital, Inc., a Delaware corporation and a wholly owned subsidiary of PacifiCorp, is, as of the date hereof, the sole limited partner in PacifiCorp Delaware. Upon the issuance of Preferred Securities, which securities represent limited partner interests in PacifiCorp Delaware, PacifiCorp Preferred Capital, Inc. will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of PacifiCorp Delaware. PacifiCorp Delaware has a term of approximately 45 years, subject to extension by the General Partner for an additional 40 years, unless earlier dissolved. PacifiCorp Delaware's registered office in the State of

Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone: (302) 658-7581. All of PacifiCorp Delaware's business and affairs will be conducted by PacifiCorp, as the sole general partner. The principal place of business of PacifiCorp Delaware is c/o PacifiCorp, 700 NE Multnomah, Suite 1600, Portland, Oregon 97232, telephone number (503) 731-2000.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

      The ratios of earnings to fixed charges of PacifiCorp for the years ended December 31, 1989 through 1993 and for the six months ended June 30, 1994 calculated as required by the Commission, are 2.3x, 2.3x, 2.4x, 1.6x, 2.5x and 2.8x respectively. Excluding the effect of special charges, the ratio was 1.9x for the year 1992. For the purpose of computing such ratios, "earnings" represents the aggregate of (a) income from continuing operations,
(b) taxes based on income from continuing operations, (c) minority interest in the income of majority-owned subsidiaries that have fixed charges, (d) fixed charges and (e) undistributed losses (income) of less than 50% owned affiliates without loan guarantees. "Fixed charges" represents consolidated interest charges, an estimated amount representing the interest factor in rents and preferred stock dividend requirements of majority-owned subsidiaries, and excludes discontinued operations.

               CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

      The ratios of earnings to combined fixed charges and preferred stock dividends of PacifiCorp for the years ended December 31, 1989 through 1993 and for the six months ended June 30, 1994, calculated as required by the Commission, are 2.1x, 2.2x, 2.2x, 1.4x, 2.2x and 2.4x, respectively.
Excluding the effect of special charges, the ratio was 1.8x for the year 1992. For the purpose of computing such ratios, "earnings" represents the aggregate of (i) income from continuing operations, (ii) taxes based on income from continuing operations, (iii) minority interest in the income of majority-owned subsidiaries that have fixed charges, (iv) fixed charges and (v) undistributed losses (income) of less than 50% owned affiliates without loan guarantees. "Fixed charges" represents consolidated interest charges, an estimated amount representing the interest factor in rents and preferred stock dividend requirements of majority-owned subsidiaries, and excludes discontinued operations. "Preferred stock dividends" represents preferred dividend requirements multiplied by the ratio which pre-tax income from continuing operations bears to income from continuing operations.

                                USE OF PROCEEDS

      Unless otherwise specified in the Prospectus Supplement, the net proceeds to be received by PacifiCorp from the sale of Junior Subordinated Debentures will become part of the general funds of PacifiCorp and will be used to repay its short-term borrowings and for other corporate purposes. Reference is made to the Incorporated Documents with respect to PacifiCorp's capital requirements and its general financing plans. PacifiCorp Delaware will invest all proceeds received from the sale of Preferred Securities in Junior Subordinated Debentures.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

      Junior Subordinated Debentures may be issued from time to time in one or
more series under an Indenture, dated as of              , 1994 (the
"Indenture"), between PacifiCorp and The Bank of New York, as Trustee (the "Trustee"). PacifiCorp may issue the Junior Subordinated Debentures to the public or to institutional investors as described under "Plan of Distribution" or to PacifiCorp Delaware in connection with the issuance of Preferred Securities. The following summary does not purport to be complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

      The Junior Subordinated Debentures will be unsecured, subordinated obligations of PacifiCorp. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued thereunder from time to time in one or more series. PacifiCorp's Second Restated Articles of Incorporation, as amended (the "Articles"), limit the amount of unsecured debt that PacifiCorp may issue to the equivalent of 30% of the total of all secured indebtedness and total equity. Under this provision, approximately $1.16 billion of additional unsecured debt could have been issued as of June 30, 1994.

      The Junior Subordinated Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of PacifiCorp's Board of Directors (each, a "Supplemental Indenture") (Section 2.01). The aggregate principal amount of Junior Subordinated Debentures relating to Preferred Securities of any series will be set forth in the Prospectus Supplement for such series. With respect to any issuance of Junior Subordinated Debentures to PacifiCorp Delaware in connection with the issuance of Preferred Securities, the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate liquidation preference of the Preferred Securities for such series and the General Partner's capital contribution with respect to the Preferred Securities for such series. Junior Subordinated Debentures relating to Preferred Securities of any series subsequently may be distributed pro rata to holders of Preferred Securities of such series in connection with the dissolution of PacifiCorp Delaware upon the occurrence of certain events described in the Prospectus Supplement relating to the Preferred Securities of such series.

      Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debentures being offered thereby: (i) the specific title of such Junior Subordinated Debentures; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debentures; (iii) the date or dates on which the principal of such Junior Subordinated Debentures is payable; (iv) the rate or rates at which such Junior Subordinated Debentures will bear interest or the manner of calculation of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of PacifiCorp; (viii) the obligation, if any, of PacifiCorp to redeem or purchase such Junior Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debentures shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) the form of such Junior Subordinated Debentures; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debentures shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Junior Subordinated Debentures are issuable as a global security, and in such case, the identity of the depository. (Section 2.01.)

      The Indenture does not contain any provisions that afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving PacifiCorp.

SUBORDINATION

      The Indenture provides that the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of PacifiCorp as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or premium, if any, or interest on, the Junior Subordinated Debentures may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of PacifiCorp to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Sections 14.01 to 14.03.)

      The term "Senior Indebtedness" shall mean the principal of and premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

            (a) all indebtedness of PacifiCorp evidenced by notes, debentures, bonds or other securities sold by PacifiCorp for money;

            (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by PacifiCorp or in effect guaranteed by PacifiCorp; and

            (c) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Section 1.01.)

      The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of June 30, 1994, Senior Indebtedness of PacifiCorp aggregated approximately $3.7 billion.

      As the Junior Subordinated Debentures will be issued by PacifiCorp, the Junior Subordinated Debentures effectively will be subordinate to all obligations of PacifiCorp's subsidiaries, and the rights of PacifiCorp's creditors, including holders of the Junior Subordinated Debentures, to participate in the assets of such subsidiaries upon liquidation or reorganization will be junior to the rights of the holders of all preferred stock, indebtedness and other liabilities of such subsidiaries, which may include trade payables, obligations to banks under credit facilities, guarantees, pledges, support arrangements, bonds, capital leases, notes and other obligations. With respect to Pacific Telecom, the rights of PacifiCorp's creditors, including holders of the Junior Subordinated Debentures, will also be limited to PacifiCorp's 87% ownership interest in Pacific Telecom.

CERTAIN COVENANTS OF PACIFICORP

      PacifiCorp will covenant that it will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, if at such time (i) there shall have occurred any event that would constitute an Event of Default under the Indenture or (ii) PacifiCorp shall have given notice of its selection of an extended interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing. (Section 4.06.) With respect to any issuance of Junior Subordinated Debentures to PacifiCorp Delaware in connection with the issuance of Preferred Securities, PacifiCorp will also covenant (i) not to declare or pay any dividend on or redeem, purchase, acquire or make a distribution or liquidation payment with respect to any of its capital stock, if at such time PacifiCorp shall be in default with respect to its payment of any obligations under the Guarantee, (ii) to remain the sole general partner of PacifiCorp Delaware and maintain 100% ownership of the general partner interests thereof; provided that any permitted successor of PacifiCorp under the Indenture may succeed to PacifiCorp's duties as General Partner, (iii) to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to PacifiCorp Delaware, (iv) not to voluntarily dissolve, wind-up or terminate PacifiCorp Delaware, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of PacifiCorp Delaware and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (v) to timely perform all of its duties as the general partner in PacifiCorp Delaware (including the duty to pay dividends on the Preferred Securities) and (vi) to use its reasonable efforts to cause PacifiCorp Delaware to remain a limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

      Junior Subordinated Debentures of each series will be issued in registered form and in either certificated form or will be represented by one or more global securities. If not represented by one or more global securities, Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar or at the office of any transfer agent designated by PacifiCorp for such purpose with respect to any series of Junior Subordinated Debentures and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debenture Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. PacifiCorp has appointed the Trustee as Debenture Registrar with respect to the Junior Subordinated Debentures. (Section 2.05.) If a Prospectus Supplement refers to any transfer agent (in addition to the Debenture Registrar) initially designated by PacifiCorp with respect to any series of Junior Subordinated Debentures, PacifiCorp may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that PacifiCorp will be required to maintain a transfer agent in each Place of Payment for such series. (Section 4.02.) PacifiCorp may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

      In the event of any redemption in part, PacifiCorp shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures of like tenor and of the series of which such Junior Subordinated Debenture is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures of like tenor and of such series to be redeemed and
(ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debenture being redeemed in part. (Section 2.05.)

PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Junior Subordinated Debenture will be made only against surrender to the Paying Agent of such Junior Subordinated Debenture. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest, if any, on Junior Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as PacifiCorp may designate from time to time, except that at the option of PacifiCorp payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such Junior Subordinated Debentures. (Section 4.03.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Junior Subordinated Debenture on any Interest Payment Date will be made to the person in whose name such Junior Subordinated Debenture (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest payment. (Section 2.03.)

      PacifiCorp will act as Paying Agent with respect to the Junior Subordinated Debentures. PacifiCorp may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that PacifiCorp will be required to maintain a Paying Agent in each Place of Payment for each series of the respective Junior Subordinated Debentures. (Sections 4.02 and 4.03.)

      All moneys paid by PacifiCorp to a Paying Agent for the payment of the principal of or premium, if any, or interest on any Junior Subordinated Debenture of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to PacifiCorp and the holder of such Junior Subordinated Debenture will thereafter look only to PacifiCorp for payment thereof. (Section 11.05.)

GLOBAL DEBENTURES

      If any Junior Subordinated Debentures of a series are represented by one or more global securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Debenture may exchange such interests for Junior Subordinated Debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Debenture will be payable in the manner described in the applicable Prospectus Supplement. (Section 2.11.)

      The specific terms of the depository arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by a Global Debenture will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

      The Indenture contains provisions permitting PacifiCorp and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debenture so affected or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Junior Subordinated Debenture then outstanding and affected thereby. (Section 9.02.)

      In addition, PacifiCorp and the Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Junior Subordinated Debentures. (Sections 2.01, 9.01 and 10.01.)

EVENTS OF DEFAULT

      The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Junior Subordinated Debentures:

            (a) failure for 10 days to pay interest on the Junior Subordinated Debentures of that series, including any Additional Interest in respect thereof, when due; or

            (b) failure to pay principal or premium, if any, on the Junior Subordinated Debentures of that series when due whether at maturity, upon redemption by declaration or otherwise, or to make any sinking fund payment with respect to that series; or

            (c) failure to observe or perform any other covenant (other than those specifically relating to one or more other series) contained in the Indenture for 90 days after notice; or

            (d) certain events of bankruptcy, insolvency or reorganization of PacifiCorp. (Section 6.01.)

      With respect to any issuance of Junior Subordinated Debentures to PacifiCorp Delaware in connection with the issuance of Preferred Securities, the Indenture will also provide that the dissolution, winding-up or termination of PacifiCorp Delaware, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of PacifiCorp Delaware and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, shall constitute an "Event of Default" with respect to each series of Junior Subordinated Debentures.

      The holders of a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (Section 6.06.) The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Junior Subordinated Debentures may declare the principal due and payable immediately on default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06.)

      The holders of a majority in aggregate outstanding principal amount of all series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. (Section 6.06.) PacifiCorp is required to file annually with the Trustee a certificate as to whether or not PacifiCorp is in compliance with all the conditions and covenants under the Indenture.
(Section 5.03(d).)

CONSOLIDATION, MERGER AND SALE

      The Indenture does not contain any covenant which restricts PacifiCorp's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. (Section 10.01.)

DEFEASANCE AND DISCHARGE

      Under the terms of the Indenture, PacifiCorp will be discharged from any and all obligations in respect of the Junior Subordinated Debentures of any series (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if PacifiCorp deposits with the Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Junior Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures and, in certain circumstances, delivers to the Trustee an Opinion of Counsel to the effect that the holders of Junior Subordinated Debentures of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred. In addition to discharging certain obligations under the Indenture as stated above, if the Company delivers to the Trustee an Opinion of Counsel (in lieu of the Opinion of Counsel referred to above) to the effect that (a) the Company has received from, or there has been published by the Internal Revenue Service a ruling or (b) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of Junior Subordinated Debentures of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (c) the trust resulting from the defeasance is a valid trust and will not constitute a regulated investment company under the Investment Company Act of 1940, as amended, then, in such event, the Company will be deemed to have paid and discharged the entire indebtedness on the Junior Subordinated Debentures. In the event of any such defeasance and discharge of Junior Subordinated Debentures of such series, holders of Junior Subordinated Debentures of such series would be able to look only to such trust fund for payment of principal (and premium, if any) and interest, if any, on their Junior Subordinated Debentures of such series. (Sections 11.01, 11.02 and 11.03.)

GOVERNING LAW

      The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.04.)

INFORMATION CONCERNING THE TRUSTEE

      The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01.) Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 7.02.) The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01.)

      PacifiCorp maintains a banking relationship with the Trustee. The Trustee serves as trustee under other indentures pursuant to which unsecured debt securities issued on behalf of PacifiCorp are outstanding.

MISCELLANEOUS

      PacifiCorp will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of PacifiCorp; provided, that, in the event of any such assignment, PacifiCorp will remain liable for all such obligations. PacifiCorp Delaware may not assign any of its rights under the Indenture without the prior written consent of PacifiCorp. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto. (Section 13.11.)

                    DESCRIPTION OF THE PREFERRED SECURITIES

      PacifiCorp Delaware may issue, from time to time, Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. The limited partnership agreement of PacifiCorp Delaware will be amended and restated (as so amended and restated, the "Limited Partnership Agreement") to authorize the establishment of one or more series of Preferred Securities, having such terms, including dividends, redemption, voting, liquidation rights and such other preferred or other special rights or such restrictions as shall be set forth therein or otherwise established by the General Partner pursuant thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a particular series for specific terms, including (i) the distinctive designation of such series which shall distinguish it from other series; (ii) the number of Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series; (iii) the annual dividend rate or rates (or method of determining such rate or rates) for Preferred Securities of such series and the date or dates upon which such dividends shall be payable; provided, however, dividends on any series of Preferred Securities shall be payable on a monthly basis to holders of such series of Preferred Securities as of a record date in each month during which such series of Preferred Securities are outstanding;
(iv) the right, if any, to extend the dividend payment periods and the duration of any such extension; (v) whether dividends on Preferred Securities of such series shall be cumulative, and, in the case of Preferred Securities of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Preferred Securities of such series shall be cumulative; (vi) the amount or amounts which shall be paid out of the assets of PacifiCorp Delaware to the holders of Preferred Securities of such series upon voluntary or involuntary dissolution, winding-up or termination of PacifiCorp Delaware; (vii) the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of PacifiCorp Delaware or the General Partner; (viii) the obligation, if any, of PacifiCorp Delaware to purchase or redeem Preferred Securities of such series and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (ix) the voting rights, if any, of Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities of one of more series, or of both, as a condition to specified action or amendments to the Limited Partnership Agreement; and (x) any other relative rights, preferences, privileges, limitations or restrictions of Preferred Securities of the series not inconsistent with the Limited Partnership Agreement or with applicable law. All Preferred Securities offered hereby will be guaranteed by PacifiCorp to the extent set forth below under "Description of the Guarantee." Any applicable federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                         DESCRIPTION OF THE GUARANTEE

      Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by PacifiCorp for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

      PacifiCorp will irrevocably and unconditionally agree, to the extent set forth in the Guarantee, to pay in full, to the holders of the Preferred Securities of each series, the Guarantee Payments (as defined below) (except to the extent paid by PacifiCorp Delaware), as and when due, regardless of any defense, right of set-off or counterclaim which PacifiCorp Delaware may have or assert. The following payments with respect to any series of Preferred Securities to the extent not paid by PacifiCorp Delaware (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Preferred Securities of such series, to the extent PacifiCorp Delaware shall have funds legally available therefor, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), payable out of funds legally available therefor with respect to any Preferred Securities called for redemption by PacifiCorp Delaware and (iii) upon a liquidation of PacifiCorp Delaware, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Preferred Securities of such series to the date of payment and (b) the amount of assets of PacifiCorp Delaware remaining available for distribution to holders of Preferred Securities of such series in liquidation of PacifiCorp Delaware. PacifiCorp's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by PacifiCorp to the holders of Preferred Securities or by causing PacifiCorp Delaware to pay such amounts to such holders.

CERTAIN COVENANTS OF PACIFICORP

      In the Guarantee, PacifiCorp will covenant that, so long as any Preferred Securities remain outstanding, PacifiCorp will not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect to the foregoing if at such time PacifiCorp shall be in default with respect to its payment or other obligations under the Guarantee or there shall have occurred any event that would constitute an Event of Default under the Indenture described above. See "Description of the Junior Subordinated Debentures."

AMENDMENTS AND ASSIGNMENT

      Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be changed only with the prior approval of the holders of not less than 66-2/3% in liquidation preference of the outstanding

Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of PacifiCorp and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

      The Guarantee will terminate and be of no further force and effect as to the Preferred Securities of any series upon full payment of the Redemption Price of all Preferred Securities of such series, and will terminate completely upon full payment of the amounts payable upon liquidation of PacifiCorp Delaware. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities of any series must restore payment of any sums paid under such series of Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

      The Guarantee will constitute an unsecured obligation of PacifiCorp and will rank (i) subordinate and junior in right of payment to all liabilities of PacifiCorp, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by PacifiCorp and with any guarantee now or hereafter entered into by PacifiCorp in respect of any preferred or preference stock of any affiliate of PacifiCorp and (iii) senior to PacifiCorp's common stock.
The Limited Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

      The Guarantee will constitute a guarantee of payment and not of collection. The Guarantee will be deposited with the General Partner to be held for the benefit of the holders of each series of the Preferred Securities. In the event of the appointment of a special representative of PacifiCorp Delaware and the limited partners (a "Special Representative") to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the holders of each series of the Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee, without first instituting a legal proceeding against PacifiCorp Delaware or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by PacifiCorp Delaware and by complete performance of all obligations under the Guarantee.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR
SUBORDINATED DEBENTURES AND THE GUARANTEE

   As set forth in the Limited Partnership Agreement, the sole purpose of PacifiCorp Delaware is to issue limited partnership interests in PacifiCorp Delaware and to invest the proceeds thereof in Junior Subordinated Debentures of PacifiCorp.

   As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures issued in connection with Preferred Securities, such payments will be sufficient to cover dividends and payments due on the Preferred Securities primarily because (i) the aggregate principal amount of such Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Preferred Securities and the General Partner's capital contribution with respect to the Preferred Securities; (ii) the interest rate and interest and other payment dates on such Junior Subordinated Debentures of each series will match the dividend rate and dividend and other payment dates for the Preferred Securities of such series; (iii) the Limited Partnership Agreement provides that PacifiCorp, as General Partner, shall pay for all, and PacifiCorp Delaware shall not be obligated to pay, directly or indirectly, for any, costs and expenses of PacifiCorp Delaware; and (iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit PacifiCorp Delaware to, among other things, engage in any activity that is not consistent with the purposes of PacifiCorp Delaware.

   If PacifiCorp fails to make interest or other payments on the Junior Subordinated Debentures issued in connection with Preferred Securities when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Preferred Securities may appoint a Special Representative to enforce the rights of PacifiCorp Delaware under such Junior Subordinated Debentures. Payments of dividends and other payments due on the Preferred Securities out of moneys held by PacifiCorp Delaware are guaranteed by PacifiCorp to the extent set forth under "--General" above. The Limited Partnership Agreement also provides, and PacifiCorp, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if PacifiCorp is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Preferred Security may institute a legal proceeding directly against PacifiCorp to enforce its rights under the Gurantee without first instituting a legal proceeding against PacifiCorp Delaware or any other person or entity.

   PacifiCorp and PacifiCorp Delaware believe that the above mechanisms and obligations, taken together, are substantially equivalent to a full and unconditional guarantee by PacifiCorp of payments due on the Preferred Securities.

GOVERNING LAW

      The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                             PLAN OF DISTRIBUTION

      PacifiCorp may sell any series of Junior Subordinated Debentures, and PacifiCorp Delaware may sell any series of Preferred Securities, in one or more of the following ways at any time or from time to time: (i) to underwriters for resale to the public or to institutional investors;
(ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities and the proceeds to PacifiCorp or PacifiCorp Delaware, as the case may be, from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

      If underwriters are used in the sale, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Offered Securities, if any are purchased.

      Underwriters and agents may be entitled under agreements entered into with PacifiCorp and/or PacifiCorp Delaware to indemnification by PacifiCorp and/or PacifiCorp Delaware against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for PacifiCorp and its subsidiaries in the ordinary course of business.

      Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold by PacifiCorp or PacifiCorp

Delaware for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange.

                                    EXPERTS

      The audited consolidated financial statements of PacifiCorp and subsidiaries and supplemental schedules incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports included in or incorporated by reference in PacifiCorp's Annual Report on Form 10-K incorporated by reference herein, and have been so incorporated herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

      With respect to any unaudited interim financial information that is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in any Quarterly Reports on Form 10-Q incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of
Section 11 of the United States Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement to which this Prospectus is a part prepared or certified by an accountant within the meaning of Sections 7 and 11 of said Securities Act.

                                LEGAL OPINIONS

      Certain legal matters in connection with the Offered Securities, including the validity of the Indenture, the Guarantee and the Junior Subordinated Debentures will be passed upon for PacifiCorp and PacifiCorp Delaware by Stoel Rives Boley Jones & Grey, Portland, Oregon, and for the underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities, the validity of the Limited Partnership Agreement and the formation of PacifiCorp Delaware will be passed upon by Richards, Layton & Finger, P.A., as special Delaware counsel to PacifiCorp and PacifiCorp Delaware. Certain tax matters in connection with the Preferred Securities will be passed upon for PacifiCorp and PacifiCorp Delaware by Stoel Rives Boley Jones & Grey. John M. Schweitzer and John Detjens III, who are assistant secretaries of PacifiCorp, are partners in the firm of Stoel Rives Boley Jones & Grey.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Filing fee-Securities and Exchange Commission . . . . . . . . $51,723
     *Fees of state regulatory authorities  . . . . . . . . . . . .   1,000
     *Counsel fees  . . . . . . . . . . . . . . . . . . . . . . . . 170,000
     *Accountants' fees . . . . . . . . . . . . . . . . . . . . . .  20,000
     *Stock Exchange Listing Fees . . . . . . . . . . . . . . . . .  85,000
     *Rating agency fees  . . . . . . . . . . . . . . . . . . . . .  50,000
     *Trustee Fees  . . . . . . . . . . . . . . . . . . . . . . . .  25,000
     *Printing of registration statement, prospectus,
        certificates, etc . . . . . . . . . . . . . . . . . . . . . 150,000
     *Miscellaneous expenses  . . . . . . . . . . . . . . . . . . .  21,000
                                                                    _______

          Total . . . . . . . . . . . . . . . . . . . . . . . . . .$573,723
                                                                    _______
                                                                    _______
      _______________
      * Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      PacifiCorp's Second Restated Articles of Incorporation, as amended ("Restated Articles"), and Bylaws, as amended ("Bylaws"), require PacifiCorp to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification will be ultimately subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Restated Articles would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act ("OBCA"). The effect of the OBCA is summarized as follows:

      (a) The OBCA permits PacifiCorp to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, other than an action by or in the right of PacifiCorp, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of PacifiCorp, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

      (b) The OBCA permits PacifiCorp to grant a right of indemnification in respect of any proceeding by or in the right of PacifiCorp against the reasonable expenses (including attorneys' fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of PacifiCorp, except that no indemnification may be granted if such person is adjudged to be liable to PacifiCorp unless permitted by a court.

      (c) Under the OBCA, PacifiCorp may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or the committee thereof, as described in
(i) and (ii) above, or (iv) by the shareholders. Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (i) through (iv) above, except that if the determination of such indemnification's permissibility is made by special counsel then the determination of the reasonableness of such expenses is to be made by those entitled to select special counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

      (d) Under the OBCA, PacifiCorp may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes
(i) a written affirmation of the director's or officer's good faith belief that he or she has met the prescribed standard of conduct, and (ii) a written undertaking to repay the advance if it is ultimately determined that such person did not meet the standard of conduct.

      The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors, or otherwise. Indemnity agreements entered into by PacifiCorp require PacifiCorp to indemnify the directors that are parties thereto to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations. Resolutions adopted by PacifiCorp's board of directors are intended to have a similar result with respect to officers of PacifiCorp.

      PacifiCorp has directors' and officers' liability insurance coverage which insures officers and directors of PacifiCorp against certain liabilities.

      Pursuant to the Limited Partnership Agreement, to the fullest extent permitted by applicable law, PacifiCorp Delaware shall indemnify and hold harmless the General Partner or any Special Representative, any affiliate of the General Partner or any Special Representative or any officers, directors, shareholders, partners, employees, representatives or agents of the General Partner or any Special Representative, or any employee or agent of PacifiCorp Delaware or its affiliates (each, an "Indemnified Person") from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of PacifiCorp Delaware and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Limited Partnership Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any such indemnity shall be provided out of and to the extent of PacifiCorp Delaware's assets only, and no General Partner or limited partner (collectively, "Partners"), any affiliate of a Partner or any officers, directors, shareholders, partners, employees, representatives or agents of a Partner or its respective affiliates, or any employee or agent of PacifiCorp Delaware or its affiliates or any Special Representative shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by PacifiCorp Delaware prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by PacifiCorp Delaware of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified.

ITEM 16.  EXHIBITS

Exhibit No.                 Description of Exhibits
___________                 _______________________

   (1)(a) Form of Underwriting Agreement to be used in connection with the issuance of Preferred Securities.

   (1)(b) Form of Underwriting Agreement to be used in connection with the issuance of Junior Subordinated Debentures only.

  (4)(a)  Form of Indenture between PacifiCorp and The Bank of New York as
          Trustee.

 *(4)(b) Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and fixed rate Preferred Securities.

 *(4)(c) Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and adjustable rate Preferred Securities.

 *(4)(d) Form of Supplemental Indenture to Indenture to be used in connection with Junior Subordinated Debentures only.

 *(4)(e)  Certificate of Limited Partnership of PacifiCorp Delaware.

 *(4)(f)  Limited Partnership Agreement of PacifiCorp Delaware.

  (4)(g) Form of Amended and Restated Agreement of Limited Partnership of PacifiCorp Delaware.

  (4)(h)  Form of Action creating fixed rate Series A Preferred Securities.

  (4)(i)  Form of Action creating adjustable rate Series A Preferred
          Securities.

 *(4)(j)  Form of Preferred Security (included in Exhibit (4)(g) above).

 *(4)(k)  Form of Junior Subordinated Debenture (included in Exhibits (4)(b),
          (c) and (d) above).

 *(4)(l)  Form of Guarantee Agreement with respect to Preferred Securities.

 *(5)(a) Opinion of Stoel Rives Boley Jones & Grey with respect to Preferred Securities, Guarantee and Junior Subordinated Debentures.

 *(5)(b) Opinion of Richards, Layton & Finger with respect to Preferred Securities.

 *(8) Opinion of Stoel Rives Boley Jones & Grey with respect to tax matters.

**(12)(a) Statement re Computation of Consolidated Ratios of Earnings to
          Fixed Charges. (Exhibit 12, Form 10-Q for the quarter ended June 30, 1994, File No. 1-5152).

*(12)(b) Statement re Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

  (15) Letter re Unaudited Interim Financial Information. (Exhibit 15, Form 10-Q for the quarter ended June 30, 1994, File No. 1-5152).

*(23)(a)  Consent of Deloitte & Touche LLP.

*(23)(b)  Consent of Stoel Rives Boley Jones & Grey (included in (5)(a) and
          (8) above).

*(23)(c)  Consent of Richards, Layton & Finger (included in (5)(b) above).

*(24)     Powers of Attorney.

*(25)(a) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.

________________
 *Previously filed.
**Incorporated by reference.

ITEM 17.  UNDERTAKINGS

      (a)   The undersigned Registrants hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that the undertakings set forth in paragraph
      (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by PacifiCorp pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) For purposes of determining any liability under the Securities Act of 1933, each filing of PacifiCorp's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrants pursuant to the provision described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (e) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PACIFICORP CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF PORTLAND, STATE OF OREGON ON THE 13TH DAY OF OCTOBER 1994.

                                                PACIFICORP



                                                By:     RICHARD T. O'BRIEN
                                                   ___________________________
                                                        Richard T. O'Brien
                                                         (Vice President)

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON OCTOBER 13, 1994 IN THE CAPACITIES INDICATED.

            Signature                           Title
            _________                           _____

   *FREDERICK W. BUCKMAN            President, Chief Executive Officer
___________________________           and Director
    Frederick W. Buckman


   *WILLIAM J. GLASGOW              Senior Vice President and
___________________________           Chief Financial Officer
    William J. Glasgow


   *DANIEL L. SPALDING              Senior Vice President
___________________________           (Chief Accounting Officer)
    Daniel L. Spalding


   *C.M. BISHOP, JR.                Director
___________________________
    C.M. Bishop, Jr.


   *C. TODD CONOVER                 Director
___________________________
    C. Todd Conover


   *RICHARD C. EDGLEY               Director
___________________________
    Richard C. Edgley


   *A.M. GLEASON                    Director
___________________________
    A.M. Gleason (Vice Chairman)


   *JOHN C. HAMPTON                 Director
___________________________
    John C. Hampton


   *NOLAN E. KARRAS                 Director
___________________________
    Nolan E. Karras

   *KEITH R. MCKENNON               Director
___________________________
    Keith R. McKennon (Chairman)


   *ROBERT G. MILLER                Director
___________________________
    Robert G. Miller


   *VERL R. TOPHAM                  Director
___________________________
    Verl R. Topham


   *DON M. WHEELER                  Director
___________________________
    Don M. Wheeler


   *NANCY WILGENBUSCH               Director
___________________________
    Nancy Wilgenbusch


*By RICHARD T. O'BRIEN
    _______________________
    Richard T. O'Brien
    (Attorney-in-Fact)

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PACIFICORP DELAWARE, L.P. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF PORTLAND, STATE OF OREGON ON THE 13TH DAY OF OCTOBER 1994.


                                    PACIFICORP DELAWARE, L.P.

                                    By:  PacifiCorp, General Partner



                                    By:       RICHARD T. O'BRIEN
                                       __________________________________
                                       Richard T. O'Brien, Vice President

                                 EXHIBIT INDEX

Exhibit No.                        Document                           Page No.
___________                        ________                           ________

  (1)(a) Form of Underwriting Agreement to be used in connection with the issuance of Preferred Securities.

  (1)(b) Form of Underwriting Agreement to be used in connection with the issuance of Junior Subordinated Debentures only.

 (4)(a)    Form of Indenture between PacifiCorp and The Bank of
           New York as Trustee.

*(4)(b) Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated
           Debentures and fixed rate Preferred Securities.

*(4)(c) Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated
           Debentures and adjustable rate Preferred Securities.

*(4)(d) Form of Supplemental Indenture to Indenture to be used in connection with Junior Subordinated Debentures only.

*(4)(e)    Certificate of Limited Partnership of PacifiCorp
           Delaware.

*(4)(f)    Limited Partnership Agreement of PacifiCorp Delaware.

 (4)(g)    Form of Amended and Restated Agreement of Limited
           Partnership of PacifiCorp Delaware.

 (4)(h)    Form of Action creating fixed rate Series A Preferred
           Securities.

 (4)(i)    Form of Action creating adjustable rate Series A
           Preferred Securities.

*(4)(j) Form of Preferred Security (included in Exhibit (4)(g) above).

*(4)(k)    Form of Junior Subordinated Debenture (included in
           Exhibits (4)(b), (c) and (d) above).

*(4)(l)    Form of Guarantee Agreement with respect to Preferred
           Securities.

*(5)(a) Opinion of Stoel Rives Boley Jones & Grey with respect to Preferred Securities, Guarantee and Junior
           Subordinated Debentures.

*(5)(b)    Opinion of Richards, Layton & Finger with respect to
           Preferred Securities.

*(8) Opinion of Stoel Rives Boley Jones & Grey with respect to tax matters.

**(12)(a)  Statement re Computation of Consolidated Ratios of
           Earnings to Fixed Charges. (Exhibit 12, Form 10-Q for the quarter ended June 30, 1994, File No. 1-5152).

*(12)(b)   Statement re Computation of Consolidated Ratios of
           Earnings to Combined Fixed Charges and Preferred Stock
           Dividends.

  (15)     Letter re Unaudited Interim Financial Information.
           (Exhibit 15, Form 10-Q for the quarter ended June 30,
           1994, File No. 1-5152).

*(23)(a)   Consent of Deloitte & Touche LLP.

*(23)(b)   Consent of Stoel Rives Boley Jones & Grey (included in
           (5)(a) and (8) above).

*(23)(c) Consent of Richards, Layton & Finger (included in (5)(b) above).

Exhibit No.                        Document                           Page No.
___________                        ________                           ________

*(24)      Powers of Attorney.

*(25)(a) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.

________________
 *Previously filed.
**Incorporated by reference.